                                                                    EXHIBIT 99.1

                                                COMPOSITE COPY INCORPORATING THE
                                            FIRST, SECOND, THIRD, FOURTH, FIFTH,
                                                    SIXTH AND SEVENTH AMENDMENTS

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF APRIL 25, 2000

                                      AMONG

                                ATLAS AIR, INC.,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             AS ADMINISTRATIVE AGENT

                                  ARRANGED BY:

                          DEUTSCHE BANK SECURITIES INC.

                                 ATLAS AIR, INC.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1.  DEFINITIONS.......................................................................................    2

     1.1.     Certain Defined Terms...........................................................................    2
     1.2.     Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement..............   30
     1.3.     Other Definitional Provisions...................................................................   30

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS........................................................   30

     2.1.     Commitments; Making of Loans; Notes; Register...................................................   30
     2.2.     Interest on the Loans...........................................................................   34
     2.3.     Fees............................................................................................   37
     2.4.     Repayments, Prepayments and Reductions in Loans and Revolving Loan Commitments; General
                 Provisions Regarding Payments................................................................   38
     2.5.     Use of Proceeds.................................................................................   44
     2.6.     Special Provisions Governing Eurodollar Rate Loans..............................................   45
     2.7.     Increased Costs; Taxes; Capital Adequacy........................................................   47
     2.8.     Obligation of Lenders to Mitigate...............................................................   51
     2.9.     Release of Collateral...........................................................................   51

SECTION 3.  CONDITIONS TO LOANS...............................................................................   52

     3.1.     Conditions to Effectiveness and the Existing Aircraft Extended Loans............................   52
     3.2.     Conditions to Loans to Finance Aircraft Acquisition.............................................   54
     3.3.     Condition to Loans to Finance Cargo Conversion..................................................   57
     3.4.     Conditions to All Loans.........................................................................   58

SECTION 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES..........................................................   59

     4.1.     Organization, Powers, Qualification, Good Standing, Business and Subsidiaries...................   59
     4.2.     Authorization of Borrowing, etc.................................................................   60
     4.3.     Financial Condition.............................................................................   61
     4.4.     No Material Adverse Change; No Restricted Junior Payments.......................................   62
     4.5.     Title to Properties; Liens......................................................................   62
     4.6.     Litigation; Adverse Facts.......................................................................   62
     4.7.     Payment of Taxes................................................................................   63
     4.8.     Performance of Agreements; Materially Adverse Agreements........................................   63
     4.9.     Governmental Regulation.........................................................................   63
     4.10.    Securities Activities...........................................................................   63
     4.11.    Employee Benefit Plans..........................................................................   64
     4.12.    Certain Fees....................................................................................   64

                                                                                                                Page
                                                                                                                ----
     4.13.    Environmental Protection........................................................................   64
     4.14.    Employee Matters................................................................................   64
     4.15.    Solvency........................................................................................   64
     4.16.    Disclosure......................................................................................   65

SECTION 5.  COMPANY'S AFFIRMATIVE COVENANTS...................................................................   65

     5.1.     Financial Statements and Other Reports..........................................................   65
     5.2.     Corporate Existence.............................................................................   70
     5.3.     Payment of Taxes and Claims; Tax Consolidation..................................................   70
     5.4.     Maintenance of Properties; Insurance............................................................   70
     5.5.     Inspection; Lender Meeting......................................................................   71
     5.6.     Compliance with Laws, etc.......................................................................   71
     5.7.     Environmental Indemnity.........................................................................   71
     5.8.     Company's Remedial Action Regarding Hazardous Materials.........................................   71
     5.9.     Further Assurances; New Subsidiaries; Holding Company...........................................   72
     5.10.    Appraisals......................................................................................   73
     5.11.    Maintenance Contracts...........................................................................   73
     5.12.    Employee Benefit Plans..........................................................................   73
     5.13.    Registration of Foreign Leased Aircraft with FAA................................................   74
     5.14.    Corporate Separateness..........................................................................   74

SECTION 6.  COMPANY'S NEGATIVE COVENANTS......................................................................   74

     6.1.     Indebtedness....................................................................................   75
     6.2.     Liens and Related Matters.......................................................................   76
     6.3.     Investments; Joint Ventures.....................................................................   77
     6.4.     Contingent Obligations..........................................................................   78
     6.5.     Restricted Junior Payments......................................................................   79
     6.6.     Financial Covenants.............................................................................   80
     6.7.     Restriction on Fundamental Changes; Asset Sales and Acquisitions; New Subsidiaries..............   82
     6.8.     Amendments of Material Agreements...............................................................   86
     6.9.     Restriction on Leases...........................................................................   86
     6.10.    Sales and Lease-Backs...........................................................................   87
     6.11.    Sale or Discount of Receivables.................................................................   87
     6.12.    Transactions with Shareholders and Affiliates...................................................   87
     6.13.    Disposal of Subsidiary Stock....................................................................   88
     6.14.    Conduct of Business.............................................................................   88
     6.15.    Change of Chief Executive Office................................................................   89

SECTION 7.  EVENTS OF DEFAULT.................................................................................   89

     7.1.     Failure to Make Payments When Due...............................................................   89
     7.2.     Default in Other Agreements.....................................................................   89

                                                                                                                Page
                                                                                                                ----
     7.3.     Breach of Certain Covenants.....................................................................   89
     7.4.     Breach of Warranty..............................................................................   90
     7.5.     Other Defaults Under Loan Documents.............................................................   90
     7.6.     Involuntary Bankruptcy; Appointment of Receiver, etc............................................   90
     7.7.     Voluntary Bankruptcy; Appointment of Receiver, etc..............................................   90
     7.8.     Judgments and Attachments.......................................................................   91
     7.9.     Dissolution.....................................................................................   91
     7.10.    Change in Control...............................................................................   91
     7.11.    Failure of Security.............................................................................   92
     7.12.    Certificated as Air Carrier.....................................................................   92
     7.13.    Material Agreements.............................................................................   92
     7.14.    "Change of Control" Put Payments................................................................   92

SECTION 8.  AGENT.............................................................................................   93

     8.1.     Appointment.....................................................................................   93
     8.2.     Powers and Duties; General Immunity.............................................................   93
     8.3.     Representations and Warranties; No Responsibility For Appraisal of Creditworthiness.............   95
     8.4.     Right to Indemnity..............................................................................   95
     8.5.     Collateral Documents............................................................................   95
     8.6.     Successor Administrative Agent..................................................................   96

SECTION 9.  MISCELLANEOUS.....................................................................................   96

     9.1.     Assignments and Participations in Loans.........................................................   96
     9.2.     Expenses........................................................................................   98
     9.3.     Indemnity.......................................................................................   99
     9.4.     Set-Off.........................................................................................   99
     9.5.     Ratable Sharing.................................................................................  100
     9.6.     Amendments and Waivers..........................................................................  100
     9.7.     Independence of Covenants.......................................................................  102
     9.8.     Notices.........................................................................................  102
     9.9.     Survival of Representations, Warranties and Agreements..........................................  102
     9.10.    Failure or Indulgence Not Waiver; Remedies Cumulative...........................................  102
     9.11.    Marshalling; Payments Set Aside.................................................................  102
     9.12.    Severability....................................................................................  103
     9.13.    Obligations Several; Independent Nature of Lenders' Rights......................................  103
     9.14.    Headings........................................................................................  103
     9.15.    Applicable Law..................................................................................  103
     9.16.    Successors and Assigns..........................................................................  103
     9.17.    Consent to Jurisdiction and Service of Process..................................................  104
     9.18.    Waiver of Jury Trial............................................................................  104
     9.19.    Confidentiality.................................................................................  105
     9.20.    Counterparts; Effectiveness; Effect if Agreement Does Not Become Effective......................  105

                                                                                                                Page
                                                                                                                ----
     9.21.    Cooperation in Refinancing, Syndication and Assignment..........................................  105
     9.22.    Replacement Engines.............................................................................  106

EXHIBITS

I            FORM OF NOTICE OF BORROWING
II           FORM OF NOTICE OF CONVERSION/CONTINUATION
IIIA         FORM OF EXISTING AIRCRAFT EXTENSION NOTE
IIIB         FORM OF NEW AIRCRAFT NOTE
IV           FORM OF COMPLIANCE CERTIFICATE
VA           FORM OF OPINION OF CAHILL GORDON & REINDEL
VB           FORM OF SECTION 1110 OPINION
VC           FORM OF OPINION OF THOMAS G. SCOTT
VI           INTENTIONALLY OMITTED
VII          FORM OF ASSIGNMENT AGREEMENT
VIII         FORM OF CERTIFICATE RE NON-BANK STATUS
IX           FORM OF FINANCIAL CONDITION CERTIFICATE
X            FORM OF FIRST AIRCRAFT CHATTEL MORTGAGE
XI           FORM OF SECOND AIRCRAFT CHATTEL MORTGAGE

SCHEDULES

1.1          EXISTING AIRCRAFT AND EXISTING AIRCRAFT LOAN EXTENSION AMOUNTS
2.1          LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1          SUBSIDIARIES OF COMPANY
6.1          CERTAIN EXISTING INDEBTEDNESS
6.2          CERTAIN EXISTING LIENS
6.3          CERTAIN EXISTING INVESTMENTS
6.4          CERTAIN EXISTING CONTINGENT OBLIGATIONS

                                 ATLAS AIR, INC.

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of April 25, 2000 and entered into by and among ATLAS AIR, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and DEUTSCHE BANK TRUST COMPANY AMERICAS ("BANKERS TRUST"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

                  WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of September 5, 1997 as amended by the First Amendment thereto dated as of July 8, 1998, as further amended by the Second Amendment thereto dated as of August 14, 1998 and as further amended by the Third Amendment thereto dated as of June 14, 1999, by and among Company, as Borrower, the financial institutions listed on the signature pages thereof, Goldman Sachs Credit Partners L.P., as Syndication Agent and Administrative Agent (the "EXISTING AGREEMENT"), Lenders have made certain credit facilities available to Company for the purpose of acquisition and modification of certain aircraft to be used in Company's air cargo business;

                  WHEREAS, the parties of the Existing Agreement desire to amend and restate the Existing Agreement in order to (i) extend the maturity of the Loans, (ii) decrease the Revolving Loan Commitments by $25,000,000 to $175,000,000, (iii) adjust the financial covenants, and (iv) make certain other amendments to the Existing Agreement;

                  WHEREAS, it is the intention of Company, Administrative Agent and each of the Lenders that such amendment and restatement of the Existing Agreement shall not constitute a refinancing of the Loans outstanding on the Fourth Restatement Date and that, with respect to the Loans outstanding as of the Fourth Restatement Date, the First Aircraft Chattel Mortgages shall continue to constitute purchase-money security interests subject to Section 1110 of the Bankruptcy Code; and

                  WHEREAS, the Lenders identified on the signature pages hereof hold all of the "Revolving Loans" and "Revolving Commitments" under the Existing Agreement as identified on Schedule 2.1.

                  NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, Company, Lenders and Administrative Agent hereby agree that the Existing Agreement shall be amended and restated in its entirety as follows:

                                   SECTION 1.

                                   DEFINITIONS

1.1.     CERTAIN DEFINED TERMS

                  The following terms used in this Agreement shall have the following meanings:

                  "ACMI CONTRACT" means (i) any contract entered into by Company pursuant to which Company furnishes the aircraft, crew, maintenance and insurance and customers bear all other operating expenses and (ii) any similar contract in which the customer provides the flight crew, all in accordance with Company's historical practices.

                  "ACMI CONTRACTED AIRCRAFT" means an aircraft acquired by Company or its Subsidiaries and dedicated to a new ACMI Contract entered into in connection with the acquisition of such aircraft (which ACMI Contract shall not represent a renewal or replacement of a prior ACMI Contract unless the aircraft dedicated to such prior ACMI Contract was operated under an operating lease and returned to the lessor) which is in effect on the date of calculation and has a remaining term of one year or more on the date such aircraft was dedicated to such ACMI Contract (subject to cancellation terms, which may include the right to cancel on six months notice). When making any calculation on a Pro Forma Basis effect shall be given to the acquisition of an ACMI Contracted Aircraft by adding to the appropriate components of Consolidated Adjusted EBITDA (i) the net projected annualized revenues from the operation of the ACMI Contracted Aircraft under such ACMI Contract for that portion of the period for which Consolidated Adjusted EBITDA is being calculated prior to the acquisition of such aircraft, assuming operation for the minimum guaranteed number of block hours (less any block hours subject to cancellation) at the minimum guaranteed rate under such ACMI Contract less (ii) the projected annualized cash operating expenses from such operation for the same period for which the related projected revenues are determined in clause (i) above; provided that such projected cash operating expenses shall not be less on a per block hour basis than the average historical per block hour operating expenses of Company for the four full fiscal quarters immediately preceding the date of calculation, and provided, further, that if such aircraft is of a model other than a Boeing 747 freighter, such projected cash operating expenses shall include maintenance costs which shall not be less than the average for such aircraft type disclosed on the most recently available DOT Forms 41 with respect to such aircraft type or any summary of such data as reported in a nationally recognized industry publication. For purposes of this definition, "ACMI CONTRACT" shall include contracts pursuant to which Company does not pay any crew costs, in which event pro forma effect shall be given as described above but excluding from the projected annualized cash operating expenses all crew costs. Cash operating expenses means for purposes of this definition consolidated operating expenses, less consolidated depreciation and amortization and Consolidated Rental Payments, to the extent included in computing consolidated operating expenses.

                  "ADDITIONAL AIRCRAFT" means the three aircraft bearing U.S. registration numbers N512MC, N808MC and N809MC, respectively and manufacturer serial numbers 21220, 21048 and 20887, respectively.

                  "ADJUSTED CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, Consolidated Current Assets (excluding Cash and Cash Equivalents) less Consolidated Current Liabilities.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, (x) until such time as Reference Lenders are determined in accordance with the definition thereof, the rate per annum obtained by dividing the offered rate (expressed as a rate per annum and rounded upward to the nearest 1/16 of one percent) appearing on the Dow Jones/Telerate Monitor on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) (or such other page as may, in the opinion of Administrative Agent, replace such page on that system for the purpose of displaying such rate) at or about 11:00 a.m. (London time) on such Interest Rate Determination Date for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurodollar liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) and (y) thereafter, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotation, if any, to first class banks in the interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.6.

                  "AERONAUTICAL AUTHORITY" means, at any date, the Federal Aviation Administration or other governmental airworthiness authority having jurisdiction over any Eligible Aircraft or Airframe or Engine under the laws of the country in which the Airframe is then registered.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this defini-tion, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AFL" means Atlas Freighter Leasing, Inc., a Delaware corporation, whose common stock is wholly owned by Company.

                  "AFL FINANCING AGREEMENT" means that certain Credit Agreement dated as of May 29, 1997 by and among AFL, the lenders party thereto and Bankers Trust Company, as Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "AFL II" means Atlas Freighter Leasing II, Inc., a Delaware corporation, whose common stock is wholly owned by Company.

                  "AFL II FINANCING AGREEMENT" means that certain Credit Agreement dated as of September 5, 1997 by and among AFL II, the lenders party thereto, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "AFL III" means Atlas Freighter Leasing III, Inc., a Delaware corporation, whose common stock is wholly owned by Company, the sole business of which is the ownership of the AFL III Equipment and the leasing of the AFL III Equipment to Company pursuant to the AFL III Leases and obtaining financing with respect thereto.

                  "AFL III EQUIPMENT" means (i) ten Boeing 747-200 aircraft (including the engines attached thereto) with registration numbers N505MC, N509MC, N517MC, N522MC, N523MC, N524MC, N526MC, N527MC, N528MC and N534MC, (ii)
nine General Electric CF6-50E2 engines, (iii) three General Electric CF6-80C2 engines and (iv) the Additional Aircraft.

                  "AFL III FINANCING" means indebtedness in an aggregate principal amount of $300,000,000 incurred by AFL III as of April 25, 2000 pursuant to the AFL III Financing Agreement.

                  "AFL III FINANCING AGREEMENT" means that certain Credit Agreement dated as of April 25, 2000 by and among AFL III, the lenders party thereto and Bankers Trust Company, as Agent, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "AFL III GUARANTY" means each Guaranty, dated as of October 30, 2001, given by the Holding Company, and each guaranty to be given with respect to the Additional Aircraft, in each case, to and for the benefit of AFL III, the Agent (as defined in the AFL III Financing Agreement), and the Lenders (as defined in the AFL III Financing Agreement).

                  "AFL III LEASES" means one or more triple net leases by and between Company and AFL III with respect to the AFL III Equipment providing for fair market rental rates sufficient to pro-vide for principal and interest payments under the AFL III Financing Agreement and a market rate of return on the equity interest of AFL III, as lessor thereunder, as such leases may be amended, modified or supplemented from time to time in accordance with the provisions of this Agreement.

                  "AFL III RESTRUCTURING" means the following transactions which occurred concurrently on the Fourth Restatement Date: (i) the contribution of the AFL III Equipment to AFL III as a capital contribution, (ii) the incurrence of indebtedness pursuant to the AFL III Financing Agreement and the simultaneous repayment of amounts outstanding under the AFL Financing Agreement and the AFL II Financing Agreement and the release of all Liens arising thereunder and (iii) the entering into of the AFL III Leases.

                  "AGREEMENT" means this Fourth Amended and Restated Credit Agreement dated as of April 25, 2000, as it may be amended, supplemented or otherwise modified from time to time.

                  "AIRCRAFT CHATTEL MORTGAGE" means any or all of the First Aircraft Chattel Mortgages and the Second Aircraft Chattel Mortgages.

                  "AIRFRAME" means, as the context requires, an Airframe as defined in a particular Aircraft Chattel Mortgage or all Airframes as defined in all Aircraft Chattel Mortgages.

                  "ALITALIA" shall mean ALITALIA-Linee Aeree Italiane S.p.A.

                  "ALITALIA LOANS" shall mean Revolving Loans made to consummate the Alitalia Transaction.

                  "ALITAIIA TRANSACTION" shall mean, subject to the conditions set forth in Section 3, the borrowing by the Company of up to $45 million to be used for the acquisition of up to two 747-200 aircraft in freighter configuration from Alitalia (each, an "Alitalia Aircraft"); provided that (w) the Company may acquire the Alitalia Aircraft in two separate transactions but shall borrow no more than $22.5 million per transaction and there shall be no more than one borrowing per Alitalia Aircraft, (x) concurrently with each such acquisition, the Company shall enter into a sale-leaseback arrangement with Alitalia with respect to such Alitalia Aircraft containing economic terms which are sufficient to generate net free cash flow to pay all interest on the related Alitalia Loans and to repay in full such Alitalia Loans within the term of such Alitalia Lease and otherwise satisfactory in form and substance to the Administrative Agent in its sole discretion (each, an "Alitalia Lease"), (y) the Alitalia Loans shall be repaid on an amortization schedule based on at least 90% of the net free cash flow generated by the related Alitalia Lease and which is approved by the Administrative Agent, in its sole discretion and (z) no conversion or modification costs shall be financed.

                  "APPLICABLE MARGIN" has the meaning assigned to that term in subsection 2.2A.

                  "APPRAISED VALUE" means, with respect to any Financed Aircraft, the average of the appraised value of such Financed Aircraft by two Approved Appraisers as most recently determined pursuant to subsection 5.10.

                  "APPROVED APPRAISER" means any of the following: AvSolutions, Inc., BK Associates, Jack B. Feir Associates, Morton Beyer & Agnew, Inc., Airclaims, Ltd., Aircraft Information Services, Inc., Simat, Helleisen & Eichner, Inc. and AVITAS, Inc.

                  "APPROVED LEASE" means, with respect to any Financed Aircraft, any lease designated as an Approved Lease by Administrative Agent in its sole discretion; provided that, the term of any such lease shall not exceed 36 months.

                  "ASSET SALE" means the sale (including any sale-leaseback transaction other than sale-leaseback transactions permitted by subsections 6.9 and 6.10 hereof) by Company or any of its Subsidiaries to any other Person of
(i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business excluding (A) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $5,000,000 or less, (B) transactions related to aircraft engines, components, parts or spare parts pursuant to customary pooling, exchange or similar arrangements, (C) asset swaps involving aircraft engines, components, parts or spare parts (other than any engines encumbered pursuant to an Aircraft Chattel Mortgage); provided that the assets received by the Company or any Subsidiary have a fair market value at least equal to the assets transferred (provided that with respect to any asset swap or series of related asset swaps involving assets of Company or any Subsidiary with a fair market value exceeding $10,000,000, such determination shall be made by the Board of Directors of Company)), (D) asset sales involving obsolete, worn-out, excess or redundant equipment as long as the proceeds therefrom are used to replace or to upgrade the aircraft or the equipment installed thereon, (E) transactions permitted by subsection 9.21 of the AFL III Financing Agreement and (F) the sale by AFL III of a single aircraft pursuant to subsection 6.6(ii) of the AFL III Financing Agreement.

                  "ASSIGNEE NOTES" means any promissory notes issued by Company
(i) at the request of a Lender pursuant to subsection 2.1D hereof or (ii) pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Commitments, Existing Aircraft Extended Loans or New Aircraft Loans of any Lenders, substantially in the form of Exhibit IIIA or Exhibit IIIB annexed hereto, as the case may be, as they may be amended, supplemented or otherwise modified from time to time.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VII annexed hereto.

                  "ATLAS ONE" means Atlas One, Inc., a Delaware corporation.

                  "BANKERS TRUST" has the meaning assigned to that term in the introduction to this Agreement.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BFE AGREEMENT" means any agreement entered into by Company, relating to buyer furnished equipment to be installed on any Financed Aircraft in form and substance satisfactory to Administrative Agent, as amended, restated, supplement or otherwise modified from time to time in accordance with this Agreement.

                  "BOEING" means The Boeing Company or any of its affiliates.

                  "BOEING TERM SHEET" means the confidential term sheet dated April 15, 2002 between Company and Boeing related to the proposed lease financing of the New Leased Aircraft.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Colorado or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within two years after the date of purchase; (ii) marketable direct obligations (fixed and/or floating rate) issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within two years after the date of purchase and having, at the time of the acquisition thereof and at all times thereafter, the highest rating obtainable from at least two of S&P, Moody's and Fitch; (iii) Dollar-denominated marketable direct obligations (fixed and/or floating rate) issued by any corporation or commercial bank including medium term notes and bonds, deposit notes and eurodollar/yankee notes and bonds, in each case maturing within two years after the date of purchase and, at the time of acquisition thereof and at all times thereafter, both (A) having a rating from at least two of S&P, Moody's, and Fitch and (B) not having a rating of less than A from S&P, A2 from Moody's, or A from Fitch; (iv) Dollar-denominated commercial paper maturing no more than two years from the date of purchase and issued by a corporation or commercial. bank that, at the time of the acquisition of the commercial paper and at all times thereafter, both (A) has a short-term credit rating from at least two of S&P, Moody's, and Fitch and (B) does not have a short-term credit rating of less than A-1 (or the equivalent thereof) from S&P, P-1 (or the equivalent thereof) from Moody's, or F-1 (or the equivalent thereof) from Fitch; (v) Dollar-denominated certificates of deposit, bankers' acceptances and/or time deposits maturing within two years after the date of purchase and issued or accepted by (a) any Lender or (b) any commercial bank that, at the time of acquisition of such security and at all times thereafter, both (A) has a short-term credit rating from at least two of S&P, Moody's, and Fitch and (B) does not have a short-term credit rating of less than A-1 (or the equivalent thereof) from S&P, P-1 (or the equivalent thereof) from Moody's, or F-1 (or the equivalent thereof) from Fitch; (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000 and (c) has the highest rating obtainable from either S&P, Moody's or Fitch; (vii) Dollar-denominated asset-backed securities (excluding any mortgage products) with a stated bullet maturity of no more than two years from the date of purchase and, at the time of acquisition thereof and at all times thereafter, both (A) having a rating from at least two of S&P, Moody's, and Fitch and (B) not having a rating of less than A from S&P, A2 from Moody's, or A from Fitch; (viii) repurchase agreements entered into with financial institutions satisfying the criteria set forth in clause (v) above with terms of not more than thirty days for securities described in clauses (i) and (ii) above and having a fair market value of at least 102% of the amount of the repurchase obligations and (ix) auction rate securities (auction rate debt and money market preferreds) with terms of not more than ninety days and, at the time of acquisition thereof and at all times thereafter, both (A) having a rating from at least two of S&P, Moody's, and Fitch and (B) not having a rating of less than A from S&P, A2 from Moody's, or A from Fitch.

                  "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CERTIFICATED AIR CARRIER" means a United States "air carrier" within the meaning of the Federal Aviation Act, operating pursuant to a certificate issued under Section 401 of such Act, or a carrier of comparable status under any successor law or provision.

                  "COLLATERAL" means all of the properties and assets in which Liens are purported to be granted by the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means each First Aircraft Chattel Mortgage and each Second Aircraft Chattel Mortgage and any security agreement executed pursuant to subsection 5.9.

                  "COMMITMENTS" means the commitments of Lenders to maintain, make and convert Loans as set forth in subsection 2.1A.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 5.1(iv).

                  "CONDEMNATION PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP but excluding the current portion of any Indebtedness of the Company which would otherwise be included therein.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year, an amount equal to the sum of Consolidated Adjusted EBITDA for such Fiscal Year and the Consolidated Working Capital Adjustment for such Fiscal Year, minus the sum of the amounts for such Fiscal Year of (i) scheduled repayments of principal of Indebtedness, mandatory prepayments of the principal of Indebtedness (other than from the proceeds of Asset Sales), voluntary prepayments of the principal of Indebtedness to the extent that such amount is not simultaneously reborrowed, and other permanent reductions in the availability of revolving credit facilities (ii) Consolidated Interest Expense, (iii) permitted Consolidated Capital Expenditures (net of any proceeds of any related financing with respect to such Consolidated Capital Expenditures) other than Consolidated Capital Expenditures made pursuant to the reinvestment provisions of subsection 2.4B(iii)(a), and (iv) the portion of taxes based on income or revenues actually paid in cash.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total net interest expense (to be computed by reducing interest expense by the amount of interest income) (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and Currency Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Syndication Agent, Administrative Agent and/or Lenders on or before the Fourth Restatement Date.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any pension plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee (net of sublease income other than income from ACMI Contracts). For the avoidance of doubt, all rental payments to AFL III shall not be included in Consolidated Rental Payments.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any Fiscal Year on a consolidated basis, the amount (which may be a negative number) by which the Adjusted Consolidated Working Capital of Company and its Subsidiaries as of the beginning of the period exceeds (or is less than) the Adjusted Consolidated Working Capital of Company and its Subsidiaries as of the end of such period.

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. Notwithstanding anything to the contrary herein, for purposes of subsection 6.4 only, the Investments permitted by subsections 6.3(vii) and (viii) (and any obligation to make such Investments) shall not be treated as Contingent Obligations. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTINUING DIRECTORS" shall mean the directors of a Person on the Fourth Restatement Date and each other director, if such other director's nomination for election to the Board of Directors of such Person is recommended by a majority of the then Continuing Directors.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DESIGNATED INDEBTEDNESS" means Indebtedness incurred pursuant to the Pass Through Trust Documents, the FINOVA Agreement, the Senior Note Documents, the NationsBanc/Bank of America Agreement, the AFL III Financing Agreement, any Permitted Extension Indebtedness and any Other Permitted Indebtedness.

                  "DETERMINATION DATE" has the meaning assigned to that term in subsection 6.1(vi).

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DRY LEASE" has the meaning assigned to such term in subsection 6.7(xiii) hereof.

                  "ELIGIBLE AIRCRAFT" means a Boeing 747-200, 747-300, 747-400 or MD-11 aircraft, including any engines installed thereon and any spare engines of the same type and model, which (i) is in a cargo configuration capable of immediate operation in the business of Company or is eligible for delivery under any Modification Agreement with a delivery slot available within a six month period (or is leased in accordance with the Collateral Documents for a period of longer than six months until a delivery slot is available), and (ii) has a maximum gross take-off weight ("MTOW") of at least 800,000 pounds, in the case of any 747-200, 747-300, or 747-400 aircraft and 630,000 pounds in the case of any MD-11 aircraft.

                  "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Administrative Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

                  "ENGINE" means, as the context requires, an Engine as defined in a particular Aircraft Chattel Mortgage, Engines as defined in all Aircraft Chattel Mortgages, a Replacement Engine, all Replacement Engines or all of any of the foregoing.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, claim, suit or order, by any governmental authority or any Person arising in connection with any alleged or actual violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage, or harm to health, safety or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to environmental matters, including, without limitation, those relating to any Hazardous Materials Activity.

                  "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Company including, without limitation, additional issuances of Company Common Stock.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of
Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 7.

                  "EVENT OF LOSS" shall mean any of the following events with respect to any Financed Aircraft (whether the Airframe or an Engine of such Financed Aircraft or Spare Engine or both): (A) loss of such Financed Aircraft or Spare Engine or the use thereof due to theft or disappearance of such Financed Aircraft or Spare Engine which shall result in the loss of possession thereof for a period of 120 days (or for a shorter period ending on the date on which there is an insurance settlement for a total loss on the basis of the theft or disappearance of such Financed Aircraft or Spare Engine); (B) the destruction, damage beyond repair or rendition of such Financed Aircraft or Spare Engine permanently unfit for normal use for any reason whatsoever; (C) the condemnation, confiscation or seizure of, or requisition of title to, or use or possession (other than use by the United States Government if Company obtains adequate compensation from the United States Government) of such Financed Aircraft or Spare Engine; (D) as a result of any rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of such Financed Aircraft or Spare Engine in the normal course of interstate air transportation of persons or cargo shall have been prohibited for a period of more than nine consecutive months unless Company, prior to the expiration of such nine month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Company or, in any event, if such use shall have been prohibited for a period of twelve consecutive months; (E) the operation or location of such Financed Aircraft or Spare Engine, while under requisition for use by the United States or any instrumentality or agency thereof, in any area excluded from coverage by any insurance policy in effect with respect to such Financed Aircraft or Spare Engine, if Company shall be unable to obtain indemnity in lieu thereof from the United States; (F) any damage which results in an insurance settlement with respect to such Financed Aircraft or Spare Engine on the basis of an actual or constructive total loss or (G) a divestiture of such Airframe or Spare Engine as described in Section 4(d)(iii), Section 4(d)(vi), Section 4(d)(vii)(B) or Section 4(d)(viii)(B) of any Aircraft Chattel

Mortgage. An Event of Loss with respect to any Financed Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Financed Aircraft.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING AGREEMENT" has the meaning assigned to that term in the Recitals hereto.

                  "EXISTING AIRCRAFT" means the aircraft identified on Schedule
1.1 annexed hereto.

                  "EXISTING AIRCRAFT EXTENDED LOANS" means Loans deemed made by Lenders to Company pursuant to subsection 2.1A(i).

                  "EXISTING AIRCRAFT EXTENDED NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the Fourth Restatement Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of Existing Aircraft Extended Loans of any Lenders, in each case substantially in the form of Exhibit IIIA annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "EXISTING AIRCRAFT LOAN EXTENSION AMOUNT" means, for each Existing Aircraft, the amount shown on Schedule 1.1 annexed hereto.

                  "EXISTING AIRCRAFT LOAN REPAYMENT AMOUNTS" means, for each Existing Aircraft Loan Repayment Date for each Existing Aircraft Extended Loan, an amount equal to 10% of the Existing Aircraft Loan Extension Amount.

                  "EXISTING AIRCRAFT LOAN REPAYMENT DATE" means, for each Existing Aircraft Extended Loan, the three-year anniversary date of the Fourth Restatement Date and each 3-month anniversary date thereafter; provided that, notwithstanding anything in the foregoing to the contrary, the unpaid amount of all Existing Aircraft Extended Notes shall be due and payable on the Final Scheduled Maturity Date.

                  "FACILITIES" means any and all real property now, hereafter or heretofore owned, leased, operated or used by Company or any of its predecessors.

                  "FEDERAL AVIATION ACT" means the Federal Aviation Act of 1958, as amended and as recodified in Title 49, United States Code, or any similar legislation of the United States enacted to supersede, amend or supplement such Act and the rules and regulations promulgated thereunder.

                  "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Federal Aviation Act.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day on which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FIFTH AMENDMENT" means the Fifth Amendment dated as of June 14, 2002 entered into by the Company, the Lenders and Administrative Agent with respect to the Agreement.

                  "FIFTH AMENDMENT EFFECTIVE DATE" shall have the meaning set forth in Section 2 of the Fifth Amendment.

                  "FINAL SCHEDULED MATURITY DATE" means the five-year anniversary date of the Fourth Restatement Date.

                  "FINANCED AIRCRAFT" means all Eligible Aircraft, including the airframes and engines, purchased by Company with proceeds of Existing Aircraft Extended Loans deemed made and New Aircraft Loans made under this Agreement and with respect to which a First Aircraft Chattel Mortgage has been executed and delivered.

                  "FINOVA AGREEMENT" means that certain Secured Loan Agreement dated as of April 11, 1996 between FINOVA and Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "FIRST AIRCRAFT CHATTEL MORTGAGE" means, with respect to each Eligible Aircraft purchased with the proceeds of Loans, a Security Agreement and Chattel Mortgage (Aircraft No. ___) substantially in the form of Exhibit X annexed hereto granting to Administrative Agent for the benefit of Lenders a purchase money first priority security interest in such Eligible Aircraft, as such First Aircraft Chattel Mortgage may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "FISCAL YEAR" means Company's fiscal year ending on December 31 of each year.

                  "FITCH" means Fitch, Inc.

                  "FOREIGN LEASED AIRCRAFT" means a Leased Aircraft that is registered in a country other than the United States during the term of the applicable Approved Lease.

                  "FOURTH AMENDMENT" means the Fourth Amendment and Limited Waiver dated as of December 14, 2001 entered into by the Company, the Lenders and Administrative Agent with respect to the Agreement.

                  "FOURTH AMENDMENT EFFECTIVE DATE" shall have the meaning set forth in Section 4 of the Fourth Amendment.

                  "FOURTH RESTATEMENT DATE" means the date on or before April 25, 2000 on which the conditions to effectiveness set forth in subsection 3.1 are satisfied and the Existing Aircraft Extended Loans are deemed made.

                  "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 130 Liberty Street, New York, New York 10006,
Attention: Marguerite Sutton.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii) and (iii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

                  "GE CAPITAL LOANS" means the loans to be made pursuant to that certain credit agreement, in form and substance satisfactory to Administrative Agents entered into or to be entered into between Holdings and General Electric Capital Corporation in connection with the Polar Air Transaction.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "GSS" means Global Supply Systems, Limited, an English company.

                  "GSS PLEDGE" means a non-recourse pledge of the capital stock of GSS to support certain obligations of GSS (which obligations shall not exceed $8 million), which pledge shall be executed pursuant to documentation (including, without limitation, all related documents reasonably requested by the Administrative Agent) in form and substance reasonably satisfactory to the Administrative Agent.

                  "HAZARDOUS MATERIALS" means any chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any law.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the Facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, Company.

                  "HOLDING COMPANY" has the meaning assigned to such term in the definition of "Holding Company Reorganization."

                  "HOLDING COMPANY REORGANIZATION" means the acquisition, in one transaction or a series of transactions, of all of the outstanding Securities of Company that are entitled to vote in the election of directors other than Securities having such power only by reason of the happening of a contingency (and all other Securities convertible into such Securities) by another corporation (the "Holding Company"); provided that the Holding Company Reorganization may involve more than one Holding Company of Company so long as the ultimate Holding Company directly or indirectly owns 100% of the Company; provided further, in connection with the Holding Company Reorganization, the Company and its Subsidiaries shall not incur any material obligations or liabilities of any type other than those permitted to be paid without causing an Event of Default under subsection 7.14.

                  "HOLDING COMPANY SUBSIDIARY" means any Subsidiary of a Holding Company other than the Company and its Subsidiaries.

                  "HOLDINGS" means Atlas Air Worldwide Holdings, Inc., a Delaware corporation.

                  "HOLDINGS GUARANTY" means that certain Holdings Guaranty dated as of October 31, 2001 and entered into by Holdings for the benefit of the Administrative Agent and Lenders.

                  "INDEBTEDNESS" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

                  "INITIAL CLOSING DATE" means the date on or before May 8, 1996 on which the initial Loans were made.

                  "INSURANCE PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(c).

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Fourth Restatement Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period

                  "INTERIM PERIOD" shall mean the period commencing on the Second Amendment Effective Date through and including December 14, 2001.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a wholly owned Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LEASED AIRCRAFT" means a Financed Aircraft subject to an Approved Lease.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

                  "LEVERAGE RATIO" means, as of the last day of any fiscal quarter of the Company, the ratio of (i) Consolidated Total Debt as of such date (less Cash and Cash Equivalents held by Company in excess of $25 million as of such date) plus seven times Consolidated Rental Payments (for the four fiscal quarter period ending as of such date) to (ii) Consolidated Adjusted EBITDA plus Consolidated Rental Payments for the four fiscal quarter period ending as of such date.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Existing Aircraft Extended Loans or New Aircraft Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Holdings Guaranty and the Collateral Documents.

                  "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination the sum of that Lender's Existing Aircraft Extended Loans, that Lender's New Aircraft Loans and the unfunded portion of that Lender's Revolving Loan Commitment.

                  "LOAN PARTIES" means Company and Holdings.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or of Company and its Subsidiaries taken as a whole or (ii) the impairment of the ability of any Loan Party to perform the Obligations, or the impairment, as a result of actions or inaction by Company, of the ability of Administrative Agent or Lenders to enforce the Obligations.

                  "MATERIAL AGREEMENT" means any or all of the Pass Through Trust Documents, the FINOVA Agreement, the Senior Note Documents, the NationsBanc/Bank of America Agreement, each Purchase Agreement, any Modification Agreement, any BFE Agreement, the AFL III Leases, each Approved Lease and agreements in respect of Permitted Extension Indebtedness and Other Permitted Indebtedness.

                  "MAXIMUM NOTE AMOUNT" means, with respect to any Eligible Aircraft, 70% of the Appraised Value of such Eligible Aircraft based on appraisals obtained pursuant to subsection 5.10 of such Eligible Aircraft made within 30 days prior to the purchase thereof and giving effect to the proposed modifications of such Eligible Aircraft pursuant to a Modification Agreement.

                  "MODIFICATION AGREEMENT" means any modification agreement entered into by Company with respect to the modification of any Financed Aircraft in form and substance satisfactory to Administrative Agent.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NATIONSBANC/BANK OF AMERICA AGREEMENT" means the Loan Agreement, dated as of March 28, 1997, between Company, as Borrower and NationsBanc Leasing Corporation, as Lender, as further amended, supplemented and modified in accordance with this Agreement.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including
(i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets of Company and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NEW AIRCRAFT" means a Financed Aircraft acquired by Company after the Fourth Restatement Date.

                  "NEW AIRCRAFT LEASE" means any lease that may be entered into by Boeing or a third-party purchaser of a New Leased Aircraft, as lessor and Company, as lessee.

                  "NEW AIRCRAFT LEASE DOCUMENTS" means, collectively, the New Aircraft Lease and all related pass through trust agreements, depositary agreements, participation agreements, trust indenture and security agreements, trust indenture and security agreement supplements, equipment notes and related documents.

                  "NEW AIRCRAFT LOAN" means a New Aircraft Revolving Loan or a New Aircraft Term Loan.

                  "NEW AIRCRAFT LOAN CONVERSION DATE" means, with respect to New Aircraft Revolving Loans in respect of a Related Aircraft, the Fifth Amendment Effective Date.

                  "NEW AIRCRAFT NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D on the initial Funding Date of each New Aircraft Revolving Loan and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Revolving Loan Commitments and New Aircraft Loans of any Lenders, in each case substantially in the form of Exhibit IIIA annexed hereto as they may be amended, supplemented or otherwise modified from time to time.

                  "NEW AIRCRAFT REVOLVING LOAN" means a Revolving Loan made after the Fourth Restatement Date prior to the time such Loan is converted into a New Aircraft Term Loan on its New Aircraft Loan Conversion Date.

                  "NEW AIRCRAFT TERM LOAN" means a Loan made after the Fourth Restatement Date after its conversion on its New Aircraft Loan Conversion Date.

                  "NEW AIRCRAFT TERM LOAN REPAYMENT AMOUNT" means, for each New Aircraft Loan Repayment Date for all New Aircraft Term Loans for each Related Aircraft, an amount equal to 10% of the principal amount of all such New Aircraft Term Loans outstanding on the New Aircraft Loan Conversion Date with respect to that Related Aircraft.

                  "NEW AIRCRAFT TERM LOAN REPAYMENT DATE" means, for New Aircraft Term Loans made with respect to a New Aircraft, the three-year anniversary of the date on which the initial New Aircraft Revolving Loans were made with respect to such New Aircraft and each three-month anniversary date thereafter; provided that, notwithstanding anything in the foregoing to the contrary, the unpaid amount of all New Aircraft Term Loans shall be due and payable on the Final Scheduled Maturity Date.

                  "NEW LEASED AIRCRAFT" means the three 747-400 aircraft currently scheduled to be delivered by Boeing to Company in May, June and November 2002 pursuant to the Boeing purchase contract dated June 9, 1997 between Company and Boeing, which aircraft may be purchased by third parties and leased to Company.

                  "9 1/4% SENIOR NOTE DOCUMENTS" means the Indenture, dated as of April 9, 1998 between Company and State Street Bank and Trust Company relating to the 9 1/4% Senior Notes and any and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "9 1/4% SENIOR NOTES" means the 9 1/4% Senior Notes due April 15, 2008 of Company issued pursuant to the 9 1/4% Senior Note Documents.

                  "9 3/8% SENIOR NOTE DOCUMENTS" means the Indenture, dated as of November 18, 1998 between Company and State Street Bank and Trust Company relating to the 9 3/8% Senior Notes due and any and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "9 3/8% SENIOR NOTES" means the 9 3/8% Senior Notes due November 15, 2006 of Company issued pursuant to the 9 3/8% Senior Note Documents.

                  "1998 PASS THROUGH TRUST DOCUMENTS" means that certain Pass Through Trust Agreement dated as of February 9, 1998 between Atlas Air, Inc. and Wilmington Trust Company, as Trustee (the "1998 PASS THROUGH TRUST AGREEMENT") and any trust indenture and security agreements including any related trust indenture and security agreement supplements which related to the equipment notes to be held in trust pursuant to the 1998 Pass Through Trust Agreement and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "1999 PASS THROUGH TRUST DOCUMENTS" means that certain Pass Through Trust Agreement dated as of April 13, 1999 between Atlas Air, Inc. and Wilmington Trust Company, as Trustee (the "1999 PASS THROUGH TRUST AGREEMENT") and any trust indenture and security agreements including any related trust indenture and security agreement supplements which related to the equipment notes to be held in trust pursuant to the 1999 Pass Through Trust Agreement and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement."

                  "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                  "NOTES" means one or more of the Existing Aircraft Extended Notes, the New Aircraft Notes or the Assignee Notes, as the context requires.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "OTHER PERMITTED INDEBTEDNESS" means Indebtedness incurred for the purpose of financing the acquisition of aircraft so long as (i) any such Indebtedness bears interest at a rate which does not exceed 15% per annum, (ii) such Indebtedness has a final stated maturity later than the Final Scheduled Maturity Date of the Notes and (iii) the amortization and the other terms, provisions, conditions, covenants and events of default thereof taken as a whole shall be no more onerous or restrictive from the perspective of Company and its Subsidiaries or any less favorable, from the perspective of Lenders, than any other Designated Indebtedness.

                  "PART" means, as the context requires, a Part as defined in a particular Aircraft Chattel Mortgage or Parts as defined in all Aircraft Chattel Mortgages.

                  "PASS THROUGH TRUST DOCUMENTS" means the 1998 Pass Through Trust Agreement, the 1999 Pass Through Trust Agreement and the 2000 Pass Through Trust Agreement (the "PASS THROUGH TRUST AGREEMENTS") and any trust indenture and security agreements including any related trust indenture and security agreement supplements which related to the equipment notes to be held in trust pursuant to the Pass Through Trust Agreements and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                  (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings that do not involve any danger of the sale, forfeiture or loss of any Collateral, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

                  (v) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vi) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 6.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                  (vii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (ix) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 4(d) and 4(e) of the First Aircraft Chattel Mortgages;

                  (x)      Liens described in Schedule 6.2 annexed hereto;

                  (xi) Liens arising pursuant to the NationsBanc/Bank of America Agreement; provided that such Liens encumber only assets acquired or refinanced with the proceeds of Indebtedness incurred pursuant to the NationsBanc Agreement;

                  (xii) Liens arising pursuant to the AFL III Financing Agreement; provided that such Liens do not encumber any assets other than the AFL III Equipment and other assets of AFL III;

                  (xiii) Liens securing Indebtedness incurred in accordance with subsection 6.1(x);

                  (xiv) The rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 4(d) and 4(e) of any aircraft chattel mortgages entered into in connection with the AFL III Financing Agreement

                  (xv)     Liens granted pursuant to the Collateral Documents.

                  "PERMITTED EXTENSION INDEBTEDNESS" means renewals, extensions, substitutions, refinancings or replacements (each an "EXTENSION") by Company of any Indebtedness of Company, including any such successive transactions by Company, so long as (i) any such Indebtedness bears interest at a rate which does not exceed 15% per annum, (ii) any such Permitted Extension Indebtedness shall be in a principal amount that does not exceed the principal amount immediately prior to such extension, plus the amount of any premium required to be paid in connection with such extension pursuant to the terms of such Indebtedness, plus the amount of expenses of Company reasonably incurred in connection with such extension, (iii) in the case of any extension of subordinated Indebtedness, such Permitted Extension Indebtedness is made subordinate to the Obligations at least to the same extent as the Indebtedness immediately prior to such extension, (iv) such Permitted Extension Indebtedness has a final stated maturity later than the Final Stated Maturity Date of the Notes and (v) the amortization and the other terms, provisions, conditions, covenants and events of default thereof taken as a whole shall be no more onerous or restrictive from the perspective of Company and its Subsidiaries or any less favorable, from the perspective of Lenders than those contained in the Indebtedness immediately prior to such extension.

                  "PERMITTED HOLDERS" means Michael A. Chowdry, his spouse, his descendant(s) or any entity controlled by any of the foregoing, or any trust solely for the benefit of any of the foregoing.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "POLAR AIR" means Polar Air Cargo, Inc., a California corporation which will be an indirect wholly owned subsidiary of Holdings subsequent to the Polar Air Transaction.

                  "POLAR AIR PAYMENT" has the meaning set forth in subsection 6.5(ii).

                  "POLAR AIR TRANSACTION" has the meaning set forth in subsection 6.5(ii).

                  "POLAR LEASES" means those four sublease agreements between Polar Air, as sublessee, and General Electric Capital Corporation, as sublessor, relating to 747-400 aircraft bearing U.S. registration numbers N450PA, N451PA, N452PA and N453PA, respectively and manufacturer serial numbers 30808, 30809, 30810 and 30811, respectively and the aircraft lease agreement between Polar Air, as lessee, and Polaris Holding Company, as lessor, relating to a 747-200 aircraft bearing U.S. registration number N920FT and manufacturer serial number 22237.

                  "POLAR TERM SHEET" means Part One of Schedule 5.11 to the Stock Purchase Agreement dated as of July 11, 2001 by and among Airline Acquisition Corp. I, Polar Air, Polaris Holding Company, Holdings and GE Capital Aviation Services, Inc., as in effect on the Fifth Amendment Effective Date.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or the expiration of any grace period or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO FORMA BASIS" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by Company or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset (including any ACMI Contracted Aircraft) by Company or any of its Subsidiaries or any other related action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with Administrative Agent using the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

                  "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing the Loan Exposure of that Lender by the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The Pro Rata Share of each Lender as of the date hereof is set forth opposite the name of that Lender in
Schedule 2.1 annexed hereto.

                  "PROCEEDINGS" has the meaning assigned to that term in subsection 5.1(x).

                  "PURCHASE AGREEMENT" means, with respect to the purchase of any Eligible Aircraft to be financed with the proceeds of New Aircraft Loans, an aircraft purchase agreement and any related bill of sale providing, among other things, for the sale to Company of such Eligible Aircraft in form and substance satisfactory to Administrative Agent.

                  "REFERENCE LENDERS" means Bankers Trust and one or more other Lenders designated by Administrative Agent and reasonably satisfactory to Company.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1.E.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED AIRCRAFT" means an Existing Aircraft or a New Aircraft in respect of which Existing Aircraft Extended Loans are deemed made or New Aircraft Loans are made, respectively.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "REPLACEMENT ENGINE" has the meaning assigned to that term in subsection 9.22A.

                  "REQUISITE LENDERS" means Lenders having or holding 50.1% or more of the aggregate Loan Exposure of all Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Designated Indebtedness.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make New Aircraft Revolving Loans and New Aircraft Term Loans to Company pursuant to subsection 2.1A(ii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the Final Scheduled Maturity Date.

                  "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

                  "S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

                  "SECOND AIRCRAFT CHATTEL MORTGAGE" means with respect to each Eligible Aircraft purchased with the proceeds of Loans, a Second Security Agreement and Chattel Mortgage (Aircraft No. _____) and substantially in the form of Exhibit XI annexed hereto, granting a security interest in such Eligible Aircraft and Parts securing all Obligations that are not secured by the First Chattel Mortgage entered into concurrently therewith, as such Second Aircraft Chattel Mortgage may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "SECOND AMENDMENT" means the Second Amendment and Limited Waiver dated as of October 15, 2001 entered into by the Company, the Lenders and Administrative Agent with respect to the Agreement.

                  "SECOND AMENDMENT EFFECTIVE DATE" shall have the meaning set forth in Section 4 of the Second Amendment.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any cer-tificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SENIOR NOTES" means the 10 3/4% Senior Notes, the 9 1/4% Senior Notes and the 9 3/8% Senior Notes.

                  "SENIOR NOTE DOCUMENTS" means the 10 3/4% Senior Note Documents, the 9 1/4% Senior Note Documents and the 9 3/8% Senior Note Documents.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPARE ENGINE" means, as the context requires, a Spare Engine as defined in a particular Aircraft Chattel Mortgage or all Spare Engines as defined in all Aircraft Chattel Mortgages.

                  "SPECIAL PURPOSE SUBSIDIARY" means (i) a Subsidiary of Company formed solely for the purpose of refinancing Notes associated with a Financed Aircraft or acquiring or refinancing other aircraft with Other Permitted Indebtedness the only assets of which are such Financed Aircraft and contributions to capital of such Subsidiary, which together with all other contributions to capital made to other such Subsidiaries, are not in excess of 15% of the consolidated book value of the assets of the Company and its Subsidiaries, and the only liability of which is the Permitted Extension Indebtedness incurred to refinance such Notes; provided that Company beneficially owns and controls at least 95% of the issued and outstanding capital stock of such Subsidiary or (ii) a wholly owned Subsidiary formed pursuant to subsection 9.21.

                  "SPECIFIED LEASE" has the meaning assigned to that term in subsection 6.12 hereof.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the man-agement and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUPPLEMENTAL TYPE CERTIFICATES" has the meaning assigned to that term in the First Aircraft Chattel Mortgage.

                  "SYNDICATION AGENT" means Goldman Sachs Credit Partners L.P. in its capacity as syndication agent under the Existing Agreement.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "10 3/4% SENIOR NOTES" means the 10 3/4% Senior Notes due 2005 of Company issued pursuant to the 10 3/4% Senior Note Documents.

                  "10 3/4% SENIOR NOTE DOCUMENTS" means the Indenture, dated as of August 13, 1997 between Company and State Street Bank and Trust Company relating to the 10 3/4% Senior Notes and any and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "THIRD AMENDMENT" means the Third Amendment dated as of October 31, 2001 entered into by the Company, the Lenders and Administrative Agent with respect to the Agreement.

                  "THIRD AMENDMENT EFFECTIVE DATE" shall have the meaning set forth in Section 2 of the Third Amendment.

                  "TNT ENTITY" means the TNT Post Group N.V. holding company and any of its affiliates.

                  "2000 PASS THROUGH TRUST DOCUMENTS" means that certain Pass Through Trust Agreement dated as of January 28, 2000 between Atlas Air, Inc. and Wilmington Trust Company, as Trustee (the "2000 PASS THROUGH TRUST AGREEMENT") and any trust indenture and security agreements including any related trust indenture and security agreement supplements which related to the equipment notes to be held in trust pursuant to the 2000 Pass Through Trust Agreement and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any jurisdiction.

                  "UNITED STATES CITIZEN" has the meaning assigned to that term in subsection 4.1B.

                  "UNRESTRICTED CASH AND CASH EQUIVALENTS" means Cash and Cash Equivalents that are not subject to any Lien or any other restriction or limitation on the Company's ability to withdraw (in the case of Cash) or sell (in the case of Cash Equivalents).

1.2. ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.3.     OTHER DEFINITIONAL PROVISIONS.

                  References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                                   SECTION 2.

                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1.     COMMITMENTS; MAKING OF LOANS; NOTES; REGISTER.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in this subsection 2.1A. Notwithstanding anything to the contrary herein, during the Interim Period, Company shall not be permitted to borrow and the Lenders shall not be required to lend to Company, any amounts other than the Alitalia Loans.

                  (i) Existing Aircraft Extended Loans. Prior to the date hereof, Lenders have made "Revolving Loans" under the Existing Agreement in the aggregate principal amount of $87,916,000, the proceeds of which were used to purchase and modify the Existing Aircraft. The principal amount of all "Revolving Loans" anticipated to be outstanding on the Fourth Restatement Date with respect to each Related Aircraft is set forth on Schedule 1.1 annexed hereto and shown as the "Existing Aircraft Loan Extension Amount" for such Existing Aircraft and each such "Revolving Loan" shall be deemed to be an "Existing Aircraft Extended Loan" in such principal amount upon the satisfaction of the conditions set forth in subsection 3.1 and the effectiveness of this Agreement. From and after the Fourth Restatement Date, each Lender severally agrees, subject to the terms and conditions of this Agreement to maintain and extend its Pro Rata Share of Existing Aircraft Extended Loans and such Loans shall be repaid as provided in subsection 2.4A(i).

                  (ii) Prior to the Fifth Amendment Effective Date, Lenders have made "Revolving Loans" under this Agreement in the aggregate principal amount of $68,106,647.16 the pro-
         ceeds of which were used to purchase and modify the New Aircraft. Each "Revolving Loan" outstanding on the Fifth Amendment Effective Date shall be automatically converted on such date to a New Aircraft Term Loan. From and after the Fifth Amendment Effective Date, each Lender severally agrees, subject to the terms and conditions of this Agreement to maintain its Pro Rata Share of New Aircraft Term Loans and such Loans shall be repaid as provided in subsection 2.4A(ii). From and after the Fifth Amendment Effective Date, the aggregate amount of the Revolving Loan Commitments shall be zero and the Lenders shall have no obligation to lend any amounts to the Company under this Agreement.

                  Anything to the contrary in this Agreement notwithstanding, the New Aircraft Loans shall be subject to the limitation that in no event shall the Lenders lend an amount in excess of (x) on the date of acquisition of a New Aircraft the lesser of (i) an amount equal to the purchase price of such New Aircraft and (ii) 70% of the Appraised Value of such New Aircraft as of the date of acquisition (but without giving effect to the contemplated modifications) or
(y) on any date New Aircraft Loans are made to finance the modification of a New Aircraft, the lesser of (i) 70% of the cost thereof as reflected in invoices delivered to Administrative Agent pursuant to subsection 3.3A (or 100% of the costs of modification associated with the final New Aircraft Loan to complete the modification of such New Aircraft) and (ii) an amount which when added to all other New Aircraft Loans made with respect to such New Aircraft does not exceed 70% of the Appraised Value as set forth in appraisals delivered pursuant to subsection 3.2 after giving effect to completion of modification. Further, in no event shall the aggregate amount of all Existing Aircraft Extended Loans, New Aircraft Revolving Loans and New Aircraft Term Loans at any time outstanding exceed $140,000,000. The aggregate principal amount of all Revolving Loans anticipated to be outstanding on the Fourth Amendment Effective Date, after giving effect to the prepayment to be made pursuant to Section 4.3 hereof is $68,106,647.16.

                  B. BORROWING MECHANICS. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $1,500,000. Whenever Company desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of Loans requested, (iii) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor, (v) whether such Loans are for the purpose of the purchase or the modification of an Eligible Aircraft and (vi) the identification of the Related Aircraft. Revolving Loans and Term Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of

Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                  Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                  C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                  D.       NOTES.

                  (i) Existing Aircraft Extended Notes. Each of the outstanding "Revolving Notes" under the Existing Agreement shall be deemed amended and restated on the Fourth Restatement Date to reflect the extension of the maturity from September 30, 2000 to the Final Scheduled Maturity Date. Company shall execute and deliver on the Fourth Restatement Date to each Lender (or to Administrative Agent for that Lender) Existing Aircraft Extension Notes substantially in the form of Exhibit IIIA annexed hereto to evidence that Lender's Existing Aircraft Extended Loans in respect of each Existing Aircraft and the amendment and restatement of such "Revolving Notes".

                 (ii) New Aircraft Notes. Following the Fourth Restatement Date, on each date on which Company delivers a Notice of Borrowing pursuant to subsection 2.1B for the purpose of financing the purchase of a New Aircraft, Company shall execute and deliver on such date to each Lender (or to Administrative Agent for that Lender) with respect to such New Aircraft a New Aircraft Note substantially in the form of Exhibit IIIB annexed hereto to evidence that Lender's New Aircraft Revolving Loans and New Aircraft Term Loans in respect of such New Aircraft in such Lender's Pro Rata Share of the aggregate principal amount of such New Aircraft's Maximum Note Amount with other appropriate insertions.

                  E.       THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Revolving Loan Commitment and the Existing Aircraft Extended Loans and New Aircraft Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Existing Aircraft Extended Loans and New Aircraft Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

                  (iii) Each Lender shall record on its internal records (including, without limitation the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnities for all purposes under subsection 9.3.

2.2.     INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  Subject to the provisions of subsections 2.2E and 2.7, each Loan shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin per annum; or

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin per annum.

                  The "APPLICABLE MARGIN" for each Base Rate Loan and Eurodollar Rate Loan shall be the percentage set forth below for that type of Loan for the periods set forth below:

--------------------------------------------------------------------------------
                                                    Applicable Margin
                                                    -----------------
                                            ------------------------------------
Period                                      Base Rate Loan      Eurodollar Rate
------                                                               Loan
--------------------------------------------------------------------------------
At all times prior to October 1, 2002         2.125%                3.125%
--------------------------------------------------------------------------------
From October 1, 2002 to March 31, 2003        3.125%                4.125%
--------------------------------------------------------------------------------
From April 1, 2003 and thereafter             2.125%                3.125%
--------------------------------------------------------------------------------


                  B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Final Scheduled Maturity Date;

                  (vi) no Interest Period with respect to any portion of the Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Loans unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date;

                  (vii) there shall be no more than twelve Interest Periods outstanding at any time;

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month; and

                 (ix) prior to the date that is three months from the Fourth Restatement Date, no Interest Period with respect to any portion of the Loans shall exceed one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $3,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                  Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

                  E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans) ; provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on each Loan shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3.     FEES.

                  A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Fourth Restatement Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of Loans outstanding multiplied by (y) if a Pricing Reduction is not then in effect, 0.50% per annum or (z) if a Pricing Reduction is then in effect, 0.375% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Fourth Restatement Date, and on the Revolving Loan Commitment Termination Date.

                  B. ADMINISTRATIVE FEE. Company agrees to pay to Administrative Agent, an Administrative Agent's fee in the amount as from time to time agreed upon by Company and Administrative Agent.

                  C. OTHER FEES. Company agrees to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.

2.4. REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN LOANS AND REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

                  A.       SCHEDULED REPAYMENTS.

                  (i) Scheduled Repayments of Existing Aircraft Extended Loans. Company shall make principal payments of the Existing Aircraft Extended Loans in installments on each Existing Aircraft Loan Repayment Date in an amount equal to the applicable Existing Aircraft Loan Repayment Amount; provided that such scheduled installments of principal of the Existing Aircraft Extended Loans shall be reduced in connection with voluntary or mandatory prepayments of the Existing Aircraft Extended Loans in accordance with subsection 2.4B; and provided, further that the Existing Aircraft Extended Loans and all other amounts owed hereunder with respect to the Existing Aircraft Extended Loans shall be paid in full no later than the Final Stated Maturity Date, and the final installment payable by Company in respect of the Existing Aircraft Extended Loans on such date shall be in an amount sufficient to repay all amounts owing by Company under this Agreement with respect to the Existing Aircraft Extended Loans. Any payment pursuant to this subsection 2.4A(i) will be applied ratably among the Existing Aircraft Extended Notes relating to all Existing Aircraft; provided that, at Administrative Agent's election, any prepayment may be deemed first to pay Existing Aircraft Extended Loans made to finance labor costs associated with conversion of the Financed Aircraft, if any, second to pay Existing Aircraft Extended Loans made to finance other costs of such conversion, and thereafter to all other Existing Aircraft Extended Loans.

                  (ii) Scheduled Repayments of New Aircraft Term Loans. Company shall make principal payments of each New Aircraft Term Loan in installments on each New Aircraft Term Loan Repayment Date in an amount equal to the applicable New Aircraft Term Loan Repayment Amount for such New Aircraft Term Loan; provided that such scheduled installments of principal of the New Aircraft Term Loans shall be reduced in connection with voluntary or mandatory prepayments of the New Aircraft Term Loans in accordance with subsection 2.4B; and provided, further, that the New Aircraft Term Loans and all other amounts owed hereunder with respect to the New Aircraft Term Loans shall be paid in full no later than the Final Stated Maturity Date, and the final installment payable by Company in respect of the New Aircraft Term Loans on such date shall be in an amount sufficient to repay all amounts owing by Company under this Agreement with respect to the New Aircraft

Term Loans. Any payment pursuant to this subsection 2.4A(ii) will be applied ratably among the New Aircraft Term Notes relating to the Related Aircraft; provided that, at Administrative Agent's election, any prepayment may be deemed first to pay New Aircraft Term Loans made to finance labor costs associated with conversion of such Related Aircraft, if any, second to pay New Aircraft Term Loans made to finance other costs of such conversion, and thereafter to all other New Aircraft Term Loans.

                  (iii) Mandatory Repayments of New Aircraft Revolving Loans. Company shall make principal payments on the Final Stated Maturity Date of the full amount of all New Aircraft Revolving Loans. Any repayment pursuant to this subsection 2.4A(iii) will be applied ratably among the New Aircraft Notes relating to the Related Aircraft; provided that, at Administrative Agent's election, any prepayment may be deemed first to pay New Aircraft Revolving Loans made to finance labor costs associated with conversion of such Related Aircraft, if any, second to pay New Aircraft Revolving Loans made to finance other costs of such conversion, and thereafter to all other New Aircraft Revolving Loans.

                  Notwithstanding the foregoing, all Alitalia Loans shall be repaid on a quarterly repayment schedule beginning on the three month anniversary of the date of borrowing of such Alitalia Loans based on at least 90% of the net free cash flow generated by the related Alitalia Lease and approved by the Administrative Agent, in its sole discretion; provided that, the full unpaid balance of such Alitalia Loans shall be due at the Final Stated Maturity Date. Notwithstanding anything to the contrary in this Agreement, the amortization schedule for the Alitalia Loans shall at all times be as set forth in this Section 2.4A(iii) and at no time shall switch to the amortization schedule set forth in Section 2.4A(ii).

                  B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                  (i) Voluntary Prepayments. Company may, upon not less than three Business Days' prior written or telephonic notice given to Administrative Agent by 12:00 Noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty (other than pursuant to subsection 2.6D), any Loans on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty (other than pursuant to subsection

2.6D), the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the aggregate amount of all Existing Aircraft Extended Loans and New Aircraft Loans outstanding at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

                  (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments.

                  (a) Prepayments and Reductions from Asset Sales. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, Company shall prepay, without premium or penalty (other than pursuant to subsection 2.6D), the Loans in an amount equal to the Net Cash Proceeds of such Asset Sale; provided that, with respect to Asset Sales which do not include the sale of a Financed Aircraft, so long as no Potential Event of Default or Event of Default has occurred and is continuing,
         (i) Company shall have the option to use the Net Cash Proceeds within one hundred eighty (180) days of receipt thereof for the purpose of making Consolidated Capital Expenditures otherwise permitted by this Agreement and (ii) to the extent such Net Cash Proceeds are not reinvested pursuant to clause (i), Company may retain Net Cash Proceeds in respect of such Asset Sales of up to $10 million in any Fiscal Year and $20 million in the aggregate; provided, further that, with respect to any Asset Sale involving the sale of a Financed Aircraft, so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Company may retain any Net Cash Proceeds in excess of the amount equal to the sum of (x) the amount required to repay all amounts outstanding under the Notes relating to such Financed Aircraft and (y) the amount required to prepay any remaining Loans to the extent necessary so that the outstanding principal amount of any Loans made to finance the acquisition or conversion of a Financed Aircraft shall not exceed 70% of the Appraised Value of such Financed Aircraft as determined by appraisals to be provided at the time of such mandatory prepayment by two Approved Appraisers. Concurrently with any prepayment of the Loans pursuant to this subsection 2.4B(iii)(a), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof and the amount required to be prepaid pursuant to this subsection 2.4B(iii)(a). In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment pursuant to this subsection 2.4B(iii)(a), determine that the prepayments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly make an additional prepayment of the Loans in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit and the additional amount required to be prepaid pursuant to this subsection 2.4B(iii)(a). Any mandatory prepayments pursuant to this subsection 2.4B(iii)(a) shall be applied as specified in subsection 2.4B(iv). Notwithstanding the foregoing, so long as the AFL III Financing remains outstanding, Cash Proceeds from the sale or other disposition of the AFL III Equipment shall not be subject to the provisions of this subsection 2.4(B)(iii)(a) to the extent that such Cash Proceeds are applied in accordance with the terms of the AFL III Financing Agreement.

                  (b) Prepayments and Reductions Due to Issuance of Certain Indebtedness. On the date of receipt by Company of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of Permitted Extension Indebtedness with respect to a Financed Aircraft, Company shall prepay, without premium or penalty (other than pursuant to subsection 2.6D), the Loans in an amount equal to such net cash proceeds. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv). Notwithstanding the foregoing, any such cash proceeds received pursuant to the AFL III Financing Agreement shall not be subject to the provisions of this subsection 2.4(B)(iii)(b).

                  (c) Prepayments and Reductions Due to Insurance and Condemnation Proceeds. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of any cash payments under any of the casualty insurance policies covering damage to or loss of property maintained pursuant to subsection 5.4 resulting from damage to or loss of all or any portion of the Collateral or any other tangible asset (net of actual and documented reasonable costs incurred by Company in connection with adjustment and settlement thereof, "INSURANCE PROCEEDS") or any proceeds resulting from the taking of assets by the power of eminent domain, condemnation or otherwise (net of actual and documented reasonable costs incurred by Company in connection with adjustment and settlement thereof, "CONDEMNATION PROCEEDS") (other than (x) the portion of such proceeds promptly applied to repair or replace the property in respect of which such proceeds were paid, (y) the portion of such proceeds required to be paid to Lien holders on aircraft other than Financed Aircraft or (z) proceeds applied pursuant to subsection 2.4B(iii)(d)), Company shall prepay, without premium or penalty (other than pursuant to subsection 2.6D), the Loans in an amount equal to such proceeds. Company shall, no later than 180 days after receipt of any such Insurance Proceeds or Condemnation Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of Loans, in the manner described above, in the full amount of all such proceeds that have not then been applied to repair or replace the property in respect of which such proceeds were paid. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv). Notwithstanding the foregoing so long as (i) the AFL III Financing remains outstanding, Insurance Proceeds and Condemnation Proceeds with respect to the AFL III Equipment shall not be subject to the provisions of this subsection 2.4(B)(iii)(c) to the extent such proceeds are applied in accordance with the terms of the AFL III Financing Agreement.

                  (d) Prepayments and Reductions Due to an Event of Loss. No later than the earlier of (x) the second Business Day following the date of receipt by Company or any of its Subsidiaries of any Insurance Proceeds or Condemnation Proceeds with respect to a Financed Aircraft or (y) 180 days following an Event of Loss with respect to a Financed Aircraft, Company shall prepay, without premium or penalty (other than pursuant to subsection 2.6D), the Loans associated with such Financed Aircraft; provided that Company and its Subsidiaries shall not be required to make a prepayment pursuant to this subsection 2.4B(iii)(d) with respect to any proceeds applied pursuant to Section 4(f)(vi)(A) or 4(f)(vi)(B) of any Aircraft Chattel Mortgage.

                  (e) Prepayments and Reductions from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, within 100 days after the last day of such Fiscal Year Company shall prepay, without premium or penalty (other than pursuant to subsection 2.6D), the Loans in an amount equal to 50% of such Consolidated Excess Cash Flow; provided that, if as of the last day of such Fiscal Year, the aggregate principal amount of all Loans was less than 60% of the aggregate Appraised Value of all Financed Aircraft, no prepayment will be required under this subsection 2.4B(iii)(e). Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                  (f) Prepayments Due to Reductions in Appraised Value. Company shall from time to time prepay, without premium or penalty (other than pursuant to subsection 2.6D), the Loans to the extent necessary so that the outstanding principal amount of any Loans made to finance the acquisition or conversion of a Financed Aircraft shall not at any time exceed 70% of the Appraised Value of such Financed Aircraft as most recently determined pursuant to subsection 5.10; provided that, in lieu of making a prepayment hereunder, Company may provide Administrative Agent for the benefit of Lenders with cash collateral or a letter of credit in the amount of such prepayment pursuant to arrangements in form and substance satisfactory to Administrative Agent.

                  (g) Prepayments Due to Failure to Register Aircraft with the FAA. In the event that, with respect to any Financed Aircraft, Administrative Agent's security interest in such Financed Aircraft is not fully perfected within five (5) Business Days of the funding of Loans with respect to such Financed Aircraft, Company shall prepay the full amount of such Loans.

                  (iv)     Application of Prepayments.

                  (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied ratably among the Notes relating to all of the Financed Aircraft; provided that, Company may elect to apply any such prepayment first to the Loans made with respect to a specific Financed Aircraft, a specific Airframe or a specific Engine so long as (i) no Event of Default has occurred and is continuing and (ii) in the event a prepayment is applied to the Loans made with respect to a specific Airframe or a specific Engine(s), (a) Administrative Agent shall have received an opinion of Cahill Gordon & Reindel, or such other counsel as may be acceptable to Administrative Agent, confirming that such prepayment should not adversely affect any benefits of Section 1110 of the Bankruptcy Code with respect to the remaining components of the relevant Financed Aircraft that were applicable thereto prior to such prepayment and (b) after giving effect to such prepayment, Company shall be in compliance with subsection 2.4B(iii)(f) with respect to the remaining components of the relevant Financed Aircraft and, at the request of Administrative Agent, shall deliver appraisals from two Approved Appraisers in form and substance satisfactory to Administrative Agent demonstrating such compliance; provided further that, at all times, for each Airframe included in the Collateral there shall be at least four (4) Engines included in the Collateral; provided further that, at Administrative Agent's election, any prepayment (other than a prepayment of Loans made with respect to a specific Financed Aircraft, Airframe or Engine) may be deemed first to prepay Loans made to finance labor costs associated with conversion of a Financed Aircraft, if any, second to prepay Loans made to finance other costs of conversion of a Financed Aircraft and thereafter to all other Loans. Any voluntary prepayments (other than a prepayment of Loans made with respect to a specific Financed Aircraft, Airframe or Engine) of the Existing Aircraft Loans and the New Aircraft Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Existing Aircraft Loans or the New Aircraft Term Loans, as the case may be, in inverse order of maturity.

                  (b) Application of Mandatory Prepayments of Loans. Any mandatory prepayments of the Loans pursuant to subsection 2.4B(iii) shall be applied ratably among the Notes relating to all of the Financed Aircraft; provided that in the event a prepayment pursuant to subsection 2.4B(iii)(a) relates to Financed Aircraft, such prepayment shall be applied first to the Notes relating to such Financed Aircraft, second to Notes relating to the remaining Financed Aircraft as required to reduce the amount of the Loans financing such Financed Aircraft to no more that 70% of the Appraised Value of such Financed Aircraft as determined by the Appraised as required by subsection 2.4B(iii)(a) and third ratably among the Notes relating to all remaining Financed Aircraft; provided further that in the event a prepayment pursuant to subsection 2.4B(iii)(b), (c), (d), (f) or (g) relates to Financed Aircraft, such prepayment shall be applied first to the Notes relating to such Financed Aircraft and second ratably among the Notes relating to all other Financed Aircraft; provided further that, at Administrative Agent's election, any such prepayment may be deemed first to prepay Loans made to finance labor costs associated with conversion, if any, second to prepay Loans made to finance other costs of conversion of a Financed Aircraft and thereafter to all other Loans. Any mandatory prepayments of the Existing Aircraft Loans and the New Aircraft Term Loans pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of the Existing Aircraft Loans or the New Aircraft Term Loans, as the case may be, in inverse order of maturity.

                  (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                  C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5.     USE OF PROCEEDS.

                  A. EXISTING AIRCRAFT EXTENDED LOANS. The proceeds of the Existing Aircraft Extended Loans were used to finance the purchase and renovation of the Existing Aircraft as shown on Schedule 1.1 annexed hereto.

                  B. NEW AIRCRAFT LOANS. The proceeds of New Aircraft Loans shall be applied to finance (i) the purchase of an Eligible Aircraft pursuant to a Purchase Agreement in an amount up to the lesser of the purchase price of such Eligible Aircraft and 70% of the Appraised Value of such Eligible Aircraft (but without giving effect to any contemplated modifications) and/or
(ii) the cost of making a Financed Aircraft usable by Company as a cargo aircraft by paying for those modifications identified in any Modification Agreement and any BFE Agreement (but not for maintenance costs) in an amount that when added to the amount financed in (i) does not exceed 70% the Appraised Value of such modified Eligible Aircraft; provided that the final Revolving Loan to finance the modification of such Eligible Aircraft may be in an amount equal to the lesser of (x) 100% of the costs of modification associated with such final Revolving Loan and (y) an amount which, when added to all other Revolving Loans made with respect to such Eligible Aircraft, does not exceed 70% of the Appraised Value of such Eligible Aircraft after giving effect to the completion of modification.

                  C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6.     SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                  B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

                  C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hard-ship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

                  D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                  E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

                  G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7.     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B.       WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                  (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                  (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Fourth Restatement Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-

         Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Fourth Restatement Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  D. SUBSTITUTE LENDERS. In the event Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to Company in accordance with this Agreement, Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Company shall pay that Lender all principal, interest and fees and other amounts (including with-out limitation, amounts, if any, owed under this subsection 2.7) owed to such Lender through such date of termination, (ii) another financial institution satisfactory to Company and Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

2.8.     OBLIGATION OF LENDERS TO MITIGATE.

                  Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9.     RELEASE OF COLLATERAL.

                  RELEASE OF COLLATERAL. Upon the prepayment of all Loans made with respect to a specific Financed Aircraft or a specific Airframe or Engine pursuant to subsection 2.4B(iv)(a) hereof, Administrative Agent, at the reasonable expense of Company, agrees to execute and deliver to Company such documents as shall be reasonably satisfactory to Company to evidence the release of the Liens granted pursuant to the Collateral Documents with respect to such Financed Aircraft or such Airframe or Engine and shall use its best efforts to
(i) in the event of a prepayment of all Loans made with respect to a specific Financed Aircraft, return the originals of all Notes representing such Loans to Company, marked "Paid" or (ii) in the event of a prepayment of all Loans made with respect to a specific Airframe or Engine(s), prepare allonges to the Notes representing such Loans to Company describing the release of such Airframe or Engine(s).

                                   SECTION 3.

                               CONDITIONS TO LOANS

                  The obligations of Administrative Agent and Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

3.1.     CONDITIONS TO EFFECTIVENESS AND THE EXISTING AIRCRAFT EXTENDED LOANS.

                  The effectiveness of this Agreement and the obligation of the Lenders to maintain the Existing Aircraft Extended Loans are subject to the satisfaction of all of the following conditions:

                  (i) Each of the parties hereto shall have executed and delivered counterparts of this Agreement to Administrative Agent;

                  (ii) Company shall have delivered to Lenders (or to Administrative Agent for Lenders) executed originals of the Existing Aircraft Extended Notes, duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions;

                  (iii) Company shall have to delivered to Administrative Agent the following, each, unless otherwise noted, dated the Fourth Restatement Date:

                           (a) certified copies of the certificate of incorporation of Company, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which Company is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Fourth Restatement Date;

                           (b) copies of the bylaws of Company, certified as of the Fourth Restatement Date by its corporate secretary or an assistant secretary;

                           (c) resolutions of the Board of Directors of Company approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents certified as of the Fourth Restatement Date by Company's corporate secretary or assistant secretary as being in full force and effect without modification or amendment;

                           (d) signature and incumbency certificate of the officer of Company executing this Agreement and any other Loan Documents; and

                           (e) such other document as Administrative Agent may reasonably request;

                  (iv) Company shall have delivered to Administrative Agent a Financial Condition Certificate executed by its Chief Executive Officer, Chief Financial Officer or Executive Vice President--Strategic Planning and Treasurer and dated the Fourth Restatement Date, substantially in the form annexed hereto as Exhibit IX with appropriate attachments demonstrating that, after giving effect to the full amounts which will be available under this Agreement, Company and its Subsidiaries, taken as a whole, are Solvent;

                  (v) Lenders and their respective counsel shall have received (A) originally executed copies of one or more favorable written opinions of Cahill Gordon & Reindel, counsel for Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Fourth Restatement Date and setting forth substantially the matters in the opinions designated in Exhibit VA annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request, (B) the opinion of Cahill Gordon & Reindel regarding Section 1110 of the Bankruptcy Code, dated the Fourth Restatement Date and setting forth substantially the matters in the opinions designated in Exhibit VB annexed hereto, and
         (C) evidence satisfactory to Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders;

                  (vi) Lenders and their respective counsel shall have received executed copies of one or more favorable written opinions of David Brictson, Assistant General Counsel of Company, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Fourth Restatement Date, and setting forth substantially the matters in the opinions designated in Exhibit VC annexed hereto;

                  (vii) Company shall have delivered to Administrative Agent appraisals from two Approved Appraisers, in form and substance satisfactory to Administrative Agent demonstrating that the outstanding principal amount of each Existing Aircraft Extended Loan does not exceed 80% of the Appraised Value of the Related Aircraft as of the Fourth Restatement Date;

                  (viii) After giving effect to the transactions contemplated hereby (including the payment of, or taking reserves for, all transactions fees and expenses), Company shall not have less than $400 million cash on its consolidated balance sheet;

                  (ix) Administrative Agent shall be satisfied with the capital, organization, ownership and management structure of Company and its Subsidiaries and with the form and substance of the ACMI Contracts, any Modification Agreements, any BFE Agreements, aircraft lease arrangements, Purchase Agreements, existing financing agreements and intercreditor arrangements (including, without limitation, the Senior Note Documents and the Pass Through Trust Documents);

                  (x) The AFL III Restructuring shall have been completed or shall be completed concurrently under terms and conditions reasonably satisfactory to Administrative Agent and Lenders; and

                  (xi) Company shall have taken such actions and delivered to Administrative Agent such documents as Administrative Agent may reasonably request and all such documents shall be in form and substance reasonably satisfactory to Administrative Agent.

3.2.     CONDITIONS TO LOANS TO FINANCE AIRCRAFT ACQUISITION.

                  The obligations of Lenders to make Loans to finance the acquisition of an aircraft on any Funding Date are subject to the following conditions:

                  (i) Company shall deliver to Administrative Agent an Officer's Certificate and such supportive documents as may be requested by Administrative Agent, certifying that the aircraft to be acquired is an Eligible Aircraft;

                  (ii) as of the date of purchase of such Eligible Aircraft, Administrative Agent shall be reasonably satisfied that Company and its Subsidiaries have entered into binding ACMI Contracts sufficient to ensure the continued employment (consistent with past practices) of substantially all other aircraft owned and operated by Company and its Subsidiaries other than the new aircraft being acquired;

                  (iii) on the date of purchase of any such Eligible Aircraft, Administrative Agent, on behalf of Lenders, shall have been granted a first priority Lien on such Eligible Aircraft, spare parts and related assets (including, without limitation, the Purchase Agreement and any Modification Agreement) and the Purchase Agreement, any Modification Agreement and any BFE Agreements shall have been assigned to Administrative Agent and any Persons whose consent is necessary for an effective assignment of such agreements shall have so consented, in each case, pursuant to documentation and procedures acceptable to Administrative Agent;

                  (iv) Company shall have delivered to Administrative Agent appraisals from two Approved Appraisers, in form and substance satisfactory to Administrative Agent, demonstrating that the amount of the Revolving Loan requested does not exceed 70% of the Appraised Value of the Eligible Aircraft to be acquired as of the Funding Date and that, after giving effect to all proposed modifications of such Eligible Aircraft, the Maximum Note Amount shall not exceed 70% of the Appraised Value of such Eligible Aircraft as so modified;

                  (v) a First Aircraft Chattel Mortgage and a Second Aircraft Chattel Mortgage with respect to the Eligible Aircraft shall have been filed in such order for recordation with the FAA under the Federal Aviation Act;

                  (vi) Uniform Commercial Code Financing Statements naming Administrative Agent as the secured party covering such Eligible Aircraft and spare parts shall have been duly executed and delivered and duly filed in all jurisdictions necessary or desirable to perfect a security interest in the Collateral;

                  (vii) the FAA Bill of Sale shall have been delivered for recordation with the FAA pursuant to the Federal Aviation Act;

                  (viii) the Eligible Aircraft shall have been registered with the FAA in the name of Company or if not previously registered in the United States, an application for registration shall have been filed;

                  (ix) Administrative Agent shall have received originally executed copies of one or more favorable written opinions of counsel to Company in form and substance satisfactory to Administrative Agent dated as of the Funding Date and setting forth the matters designated in the opinions in Exhibits VA, VB and VC and such other matters as Administrative Agent may reasonably request;

                  (x) Administrative Agent shall have received originally executed copies of one or more favorable written opinions of FAA counsel or other counsel in form and substance satisfactory to Administrative Agent dated as of the Funding Date or the date such Eligible Aircraft is registered with the FAA if such registration occurs after the Funding Date and setting forth such matters related to the FAA or other Aeronautical Authority having jurisdiction over the Eligible Aircraft being acquired as Administrative Agent may reasonably request;

                  (xi) Administrative Agent shall have received evidence satisfactory to it to the effect that as of such Funding Date Company is an air carrier certificated under Sections 401 and 604(b) of the Federal Aviation Act; with respect to any Eligible Aircraft, certificates of airworthiness with respect to the Eligible Aircraft shall have been duly issued by the Aeronautical Authority pursuant to the Federal Aviation Act or, in the case of a Foreign Leased Aircraft, its foreign equivalent and shall be in full force and effect; and each Engine shall be in compliance with all airworthiness standards of such Aeronautical Authority or shall be maintained in accordance with a program approved by such Aeronautical Authority;

                  (xii) Company shall have good and marketable title to and a valid ownership interest in the Collateral free and clear of all Liens other than Liens permitted by subsection 6.2;

                  (xiii) no Event of Loss with respect to the Airframe or any Engine to be delivered shall have occurred and no event or condition which with the giving of notice or lapse of time or both, would result in any such Event of Loss shall have occurred and be continuing;

                  (xiv) Company shall have delivered to Administrative Agent certificates of insurance naming Administrative Agent on behalf of Administrative Agent and Lenders as loss payee under casualty insurance policies with respect to the Eligible Aircraft to be acquired and a broker's report evidencing compliance with the requirements of the First Aircraft Chattel Mortgage with respect to such Eligible Aircraft;

                  (xv) Company shall have delivered to Administrative Agent all documents executed in connection with the Purchase Agreement related to such aircraft and such documents shall be in form and substance satisfactory to Administrative Agent;

                  (xvi) any Revolving Loan made to finance the purchase of a Financed Aircraft shall be made no later than ten days after the later of Company's payment of the purchase price with respect to or acquisition of title to such Financed Aircraft;

                  (xvii) Company shall have delivered to Administrative Agent such other documents as Administrative Agent may reasonably request and all such documents shall be in form and substance reasonably satisfactory to Administrative Agent;

                  (xviii) in addition to the foregoing conditions, with respect to the Loans made to finance the acquisition of a Leased Aircraft, Company shall have delivered to Administrative Agent a copy of the Approved Lease in form and substance satisfactory to Administrative Agent including, without limitation, provisions permitting the grant to Administrative Agent on behalf of Lenders of the Liens contemplated by subdivision (iii) of this subsection 3.2, and satisfaction of the requirements of subdivision (xiv) of this subsection 3.2. In addition, the form of Mortgages delivered with respect to a Leased Aircraft will permit such Approved Lease and include provisions granting security interests to the Administrative Agent, on behalf of Lenders, in the Approved Lease and all rights and privileges of Company thereunder and will require that ground and flight all-risk hull insurance be maintained on such Leased Aircraft in an amount equal to the greater of
         (x) 100% of the Appraised Value of such Leased Aircraft and (y) the purchase price of such Leased Aircraft. Finally, Company will not be required to enter into a Modification Agreement with respect to a Leased Aircraft or to assign such Modification Agreement to Administrative Agent for the benefit of Lenders; provided that, if such Leased Aircraft requires Conversion, Company will enter into a Modification Agreement with respect to such Leased Aircraft and will assign such Modification Agreement to Administrative Agent for the benefit of Lenders prior to or concurrently with the termination of such Approved Lease;

                  (xix) the aggregate amount of Revolving Loans made in respect of all Leased Aircraft shall not exceed 50% of the Revolving Loan Commitments; and

                  (xx) with respect to any Foreign Leased Aircraft, Administrative Agent shall have received originally executed copies of one or more favorable written opinions of counsel located in the jurisdiction where such Foreign Leased Aircraft is registered and setting forth such matters related to the Aeronautical Authority having jurisdiction over such Foreign Leased Aircraft as Administrative Agent may reasonably request.

                  Notwithstanding the foregoing, Administrative Agent may (provided that no Event of Default has occurred or is continuing) in its sole and absolute discretion waive the conditions set forth in clauses (iii), (v),
(vii), (viii) and (x) to the extent necessary by reason of the fact that Company is unable to obtain a deregistration certificate with respect to the applicable Eligible Aircraft prior to the purchase of such Eligible Aircraft; provided that, if Administrative Agent's security interest in such Eligible Aircraft is not fully perfected within five (5) Business Days of full funding of the Loans with respect to such Eligible Aircraft, Company shall prepay such Loans in accordance with subsection 2.4B(iii)(g); provided further, that Administrative Agent may not waive such conditions with respect to more than one Eligible Aircraft at any time; provided further, that, notwithstanding anything to the contrary contained herein, the conditions set forth in clauses (v), (vii) and
(viii) above shall not apply to a Foreign Leased Aircraft.

                  In addition to the foregoing, the condition set forth in clause (ii) shall be waived in the event of a borrowing of Alitalia Loans.

3.3.     CONDITION TO LOANS TO FINANCE CARGO CONVERSION.

                  The obligations of Lenders to make Loans to finance the costs of conversion of a Financed Aircraft on any Funding Date are subject to the additional conditions set forth below:

                  A.       CONDITIONS TO EACH LOAN TO FINANCE THE COSTS OF
CONVERSION.

                  (i) Administrative Agent shall have received an invoice and bill of sale with respect to any Parts delivered in connection with the modification of Financed Aircraft and with respect to any buyer furnished equipment, and an invoice for any services or other costs associated with the modification of such Financed Aircraft and/or such other information and materials as may be reasonably requested by Administrative Agent confirming the name of the vendor performing the service, the Parts or service to be financed by such Revolving Loan, the amount due from or previously paid by Company, the satisfactory completion of the services for which such Revolving Loan proceeds shall be applied and such other information regarding such service as Administrative Agent may request. To the extent practicable, each Revolving Loan made shall be allocated only to the costs of conversion other than labor costs associated with such conversion; and

                  (ii) with respect to any Revolving Loan to finance the purchase of a Part, such Revolving Loan shall be made no later than ten days after the later of Company's payment for or acquisition of title to such Part.

                  B. CONDITIONS TO THE FINAL LOAN TO FINANCE THE COST OF CONVERSION.

                  (i) If there has been any material deviation from the terms of the Modification Agreement entered into by Company with respect to a Financed Aircraft after the date of the appraisals delivered pursuant to subsection 3.2(iv), Company shall have delivered to Administrative Agent appraisals demonstrating that the amount of the Revolving Loans requested when added to all previous Revolving Loans made with respect to the Financed Aircraft which has been converted as of the Funding Date does not exceed the lesser of (x) 100% of the remaining costs of conversion and (y) 70% of the Appraised Value of the Financed Aircraft;

                  (ii) Company shall deliver to Administrative Agent an Officer's Certificate (x) certifying that the conversion of the Financed Aircraft has been completed and that all obligations of Company with respect to the modifications of the Financed Aircraft under a Modification Agreement and any BFE Agreement have been satisfied and (y) stating the total cost of the purchase and modification of such Financed Aircraft, which shall not be less than all Loans made in respect of such Financed Aircraft;

                  (iii) Company shall deliver to Administrative Agent (a) a copy of the Aircraft re-delivery receipt and evidence of transfer of title to each Part included in the modification, (b) copies of any Supplemental Types Certificates issued by the FAA, and (c) copies of any FAA Form 337s to be filed in connection with such modification;

                  (iv) Administrative Agent shall have received evidence satisfactory to it to the effect that as of such Funding Date Company is an air carrier certificated under Sections 401 and 604(b) of the Federal Aviation Act; certificates of airworthiness with respect to the Eligible Aircraft shall have been duly issued pursuant to the Federal Aviation Act and shall be in full force and effect; and each Engine shall be in compliance with all airworthiness standards of the FAA or shall be maintained in accordance with an FAA approved program; and

                  (v) Company shall have delivered to Administrative Agent such other documents as Administrative Agent may reasonably request and all such documents shall be in form and substance reasonably satisfactory to Administrative Agent.

3.4.     CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

                  B.       As of that Funding Date:

                  (i) the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided that, with respect to any Funding Date referred to in subsection 3.3, Company's representations and warranties shall be to its best knowledge;

                  (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) the making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) there shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 4.6 or 5.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

                  C. With respect to any Revolving Loans made on a Funding Date for the purpose of reborrowing an amount equal to the amount of mandatory prepayments made pursuant to subsection 2.4B(iii)(e), Administrative Agent shall have received an opinion of Cahill Gordon & Reindel, or such other counsel as may be acceptable to Administrative Agent, dated as of such Funding Date confirming the applicability of Section 1110 of the Bankruptcy Code, to such Revolving Loans made on such Funding Date, in form and substance satisfactory to Administrative Agent.

                  D. In the case of an initial Revolving Loan with respect to a New Aircraft, Company shall have delivered to Lenders (or to Administrative Agent for Lenders) executed originals of the New Aircraft Notes, duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions.

                                   SECTION 4.

                    COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, Company represents and warrants to each Lender, on the date of this Agreement and on each Funding Date, that the following statements are true, correct and complete:

4.1. ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

                  B. QUALIFICATION AND GOOD STANDING; AIR CARRIER CERTIFICATION. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect. Company is a "citizen of the United States" within the meaning of the Federal Aviation Act (a "UNITED STATES CITIZEN") and holds an air carrier operating certificate under the Federal Aviation Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

                  C. SUBSIDIARIES. All of the Subsidiaries of Company as of the Fourth Restatement Date are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xvii). The capital stock of each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

                  D. COLLATERAL DOCUMENTS. The security interests created in favor of Administrative Agent under the Collateral Documents have at all times from and after the Initial Closing Date constituted and will continue to constitute, as security for the obligations purported to be secured thereby, a legal, valid and enforceable security interest in and Lien on all of the Collateral referred to therein in favor of Administrative Agent for the benefit of the Lenders, perfected and prior to the rights of all third persons in accordance with the requirements of all applicable Collateral Documents. Each Loan Party has good and marketable title to its respective Collateral, and all such Collateral is free and clear of all Liens except for Liens permitted by subsection 6.2. No consents, filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests purported to be created by any of the Collateral Documents, other than such as have been obtained and which remain in full force and effect and UCC financing statements to be filed, or delivered to Administrative Agent for filing, on the Fourth Restatement Date and periodic UCC continuation filings or as is specifically otherwise permitted by the terms of any applicable Collateral Document.

4.2.     AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party.

                  B. NO CONFLICT. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with in any material respect, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any Contractual Obligation of Company or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Fourth Restatement Date and disclosed in writing to Lenders.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body which has not been obtained or made on or prior to the date required to be obtained or made unless waived by Administrative Agent in accordance with this Agreement.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3.     FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: the audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or of Company and its Subsidiaries taken as a whole.

4.4.     NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                  Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since December 31, 1999, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.

4.5.     TITLE TO PROPERTIES; LIENS.

                  A. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  B. Each Financed Aircraft operated in the United States has a current and valid airworthiness certificate issued by the FAA pursuant to the Federal Aviation Act in effect and is in such condition as may be necessary to enable the airworthiness certificate to be maintained in good standing. Each Engine has a rated takeoff horsepower greater than 750 horsepower, or the equivalent of such horsepower. Each Financed Aircraft operated in the United States is registered with the FAA in the name of Company, and Company has authority to operate such Financed Aircraft. Company has good title to such Financed Aircraft, free and clear of all Liens other than Liens permitted by subsection 6.2.

4.6.     LITIGATION; ADVERSE FACTS.

                  There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7.     PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company does not know of any proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, for liabilities for taxes as shall be required in conformity with GAAP shall have been made or provided in the financial statements of Company. There are no agreements with respect to taxes between Company and any tax agency or authority.

4.8.     PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

                  A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

                  B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.9.     GOVERNMENTAL REGULATION.

                  Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10.    SECURITIES ACTIVITIES.

                  A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between any Loan Party, on the one hand, and any Lender or any Affiliate of any Lender, on the other hand, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

4.11.    EMPLOYEE BENEFIT PLANS.

                  Company maintains a qualified retirement plan under Section 401(k) of the Internal Revenue Code (the "COMPANY 401(k) PLAN"). Company's 401(k) Plan has no unfunded liabilities in excess of $10,000,000, and Company is in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and has performed all its obligations under such Employee Benefit Plan in all material respects. The Company has no Employee Benefit Plans, other than the Company 401(k) Plan and the plan described in subsection 6.2A(iv). The Company has no ERISA Affiliates that sponsor, maintain, contribute to or are liable with respect to any Employee Benefit Plans.

4.12.    CERTAIN FEES.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13.    ENVIRONMENTAL PROTECTION.

                  A. All Facilities and operations of the Company are, and have been to the best of Company's knowledge, in compliance in all material respects with all Environmental Laws.

                  B. There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity (a) arising at any Facilities or at any other location or (b) arising in connection with the operations of Company (including the transportation of Hazardous Materials in accordance with applicable regulations), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against Company and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  C. To the best of Company's knowledge, there are no pending or threatened Environmental Claims against Company, and Company has received no notices, inquiries, or requests for information with respect to any Environmental Claims.

4.14.    EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.15.    SOLVENCY.

                  Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

4.16.    DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by Company) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

                                   SECTION 5.

                         COMPANY'S AFFIRMATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1.     FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

                  (i) Monthly Financial Reports: as soon as available and in any event within 15 days after the end of each calendar month during 2003, monthly financial reports that contain revenue, block hours, debt, cash (including a thirteen week rolling cash flow report) and investments as at the end of such calendar month, and setting forth in each case (except with respect to the rolling cash flow report) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, if applicable, in reasonable detail, together with a certificate signed by the chief financial officer or treasurer of the Company that, to the best of such officer's knowledge as of the date of delivery of such certificate, the reports contain true and correct information for the period indicated;

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter; provided that delivery of Company's Form 10-Q for such fiscal quarter shall be deemed to satisfy the requirements of this subsection 5.1(ii);

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statement of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that delivery of Company's Form 10-K for such Fiscal Year shall be deemed to satisfy the requirements of clauses (a) and (b) of this subsection 5.1(iii);

                  (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above after the Fourth Restatement Date, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers'

         Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable quarterly and annual accounting periods with the restrictions contained in Section 6;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii) or (iii) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 5.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii) or (iii) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
         (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof), or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

                  (xi) written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each fiscal quarter of Company, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $1,000,000 and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xii) 401K Plan Notices: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any material and adverse event with respect to Company's 401(k) Plan (as defined in subsection 4.11), a written notice specifying the nature thereof, what action Company has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xiii)   [Intentionally omitted];

                  (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

                  (xvi)    [Intentionally omitted];

                  (xvii) Holding Company: at least five Business Days prior to the consummation thereof, the terms of the Holding Company Reorganization and, on and after the consummation of the Holding Company Reorganization, in addition to the information requirements of this subsection 5.1 with respect to the Company, the same information shall be delivered (and at the same times) with respect to the Holding Company and Holding Company Subsidiaries; and

                  (xviii)    Other Information: with reasonable promptness, such
         other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.

5.2.     CORPORATE EXISTENCE.

                  Except as permitted under subsection 6.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interests of Company and its Subsidiaries and is not materially disadvantageous to any Lender. Company will, and will cause each of its Subsidiaries to, at all times maintain its corporate existence as a United States Citizen.

5.3.     PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

                  A. Company will, and will cause its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty, fine or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty, fine or interest shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, with respect to any liability for taxes, as shall be required in conformity with GAAP shall have been made therefor in the financial statements of the Company.

                  B. Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Subsidiary of Company or Company and other than the Holding Company and Holding Company Subsidiaries).

5.4.     MAINTENANCE OF PROPERTIES; INSURANCE.

                  Company will, and will cause its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with insurers of recognized responsibility and reputation, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage (including, without limitation, flood insurance, if necessary or advisable) of the kinds customarily carried or maintained under similar circumstances by corporations engaged in similar businesses and Company will, with respect to each Financed Aircraft, maintain the insurance specified in the First Aircraft Chattel Mortgage with respect to such Financed Aircraft.

                  Company may self-insure, by way of deductible or equivalent structures or provisions in insurance policies, the risks required to be insured against pursuant to this subsection 5.4 in such reasonable amounts as are then applicable to other similar aircraft or spare engines in Company's fleet, and as are not substantially greater than amounts self-insured by corporations engaged in the same or similar business and similarly situated with Company; provided, however, that Company may not self-insure in an amount in excess of $1,000,000 per Financed Aircraft without the prior written consent of Administrative Agent.

5.5.     INSPECTION; LENDER MEETING.

                  Company will, and will cause its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and, with the permission of Company which shall not be unreasonably withheld, to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as no Event of Default shall have occurred and be continuing, such inspection shall not be disruptive to Company's business, as reasonably determined by Company. Within 120 days after the end of each Fiscal Year, senior management of Company shall participate in a meeting of Lenders during which senior management will review, among other matters, the financial results of Company and its Subsidiaries for such Fiscal Year and outline the prospects for Company for the current Fiscal Year and report on any major changes in the business strategy of Company anticipated to occur during the term of this Agreement.

5.6.     COMPLIANCE WITH LAWS, ETC.

                  Company will, and will cause its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, Environmental Laws), noncompliance with which could reasonably be expected to cause a Material Adverse Effect. Company shall not conduct, and shall not permit the conduct of, any Hazardous Materials Activity at any Facility or at any other location which could reasonably be expected to form the basis of an Environmental Claim against Company and which could reasonably be expected to have a Material Adverse Effect.

5.7.     ENVIRONMENTAL INDEMNITY.

                  Company agrees to indemnify, defend, and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders from and against any and all losses, claims, liability or expenses arising in connection with Environmental Claims against Company or with any Hazardous Materials Activity.

5.8.     COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

                  Company will promptly take, and will cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary will conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

5.9.     FURTHER ASSURANCES; NEW SUBSIDIARIES; HOLDING COMPANY.

                  A. At any time or from time to time upon the request of Administrative Agent, Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

                  B. In furtherance and not in limitation of the foregoing, Company will cause any Subsidiary whose total assets exceed 15% of the consolidated total assets of Company, in each case determined in accordance with GAAP (other than a Special Purpose Subsidiary or Atlas One), to take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guarantied by any such Subsidiary. If, after the Fourth Restatement Date, Company or any of its Subsidiaries (other than a Special Purpose Subsidiary or Atlas One) acquires any asset, other than an aircraft financed with Loans hereunder or with Other Permitted Indebtedness, with a fair market value in excess of $5 million, or the value of spare parts of Company and its Subsidiaries not subject to Liens securing Designated Indebtedness exceeds $25 million in the aggregate, Company shall so notify Administrative Agent and take, or cause such Subsidiaries to take, such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are secured by a first priority security interest in such asset or spare parts (other than capital stock of a Subsidiary), as the case may be; provided that, in the case of any engine otherwise subject to such security interest, such Lien may be released at the request of Company in connection with a refinancing thereof with Other Permitted Indebtedness. Notwithstanding the foregoing, so long as the AFL III Financing remains outstanding nothing herein shall cause or give rise to an obligation on the part of the Company or AFL III to require a guaranty or grant of security interest in the assets of AFL III. The Lenders acknowledge that the security interests and Liens created by the Collateral Documents do not extend to the assets of AFL III now existing or hereafter acquired.

                  C. In furtherance and not in limitation of the foregoing, Company shall not permit the Holding Company to create, incur, assume or guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Contingent Obligation (other than the AFL III Guaranties, the Holdings Guaranty, the guaranties of Polar Air's obligations under the Polar Leases so long as the terms of such Polar Leases are not less favorable to Polar Air in all material respects than the terms in effect as of the Fifth Amendment Effective Date, and the guaranty of a future lease or sublease of a 747-400 aircraft bearing manufacturer serial number 30812 so long as the terms of such lease or sublease are not less favorable to Polar Air in all material respects than the terms described in the Polar Term Sheet) or Indebtedness (other than the GE Capital Loans and the GSS Pledge) and will not engage in any business or activity or own any assets other than (1) (x) holding the capital stock of Company, GSS and any Subsidiaries of the Holding Company, and performing its obligations incidental thereto, (y) investing an amount not to exceed $2,000,000 in GSS, and performing its obligations incidental thereto and (z) investing an amount not to exceed $500,000 in Equitime, a business organization to be formed to provide insurance to airlines or a similar entity formed for the same purpose and performing its obligations incidental thereto, (2) employing certain management employees and pilots and performing its obligations incidental thereto, (3) paying general administrative costs and expenses in the ordinary course of business and (4) such other activities as may be consented to from time to time by Requisite Lenders.

5.10.    APPRAISALS.

                  Company will obtain appraisals of each of the Financed Aircraft from two Approved Appraisers, in form and substance satisfactory to Administrative Agent, on or before June 30, 2002 and thereafter at the request of Administrative Agent or Requisite Lenders (but no more than once each calendar year), Company will obtain appraisals of each of the Financed Aircraft from two Approved Appraisers in form and substance satisfactory to Administrative Agent; provided that, upon the occurrence and during the continuance of an Event of Default, Company will obtain such additional appraisals with respect to the Financed Aircraft as Administrative Agent or Requisite Lenders may request. Without limiting the generality of the foregoing, no earlier than December 1, 2002 and on or before December 31, 2002, Company shall obtain appraisals of each Financed Aircraft from two Approved Appraisers, which appraisals shall be in form and substance satisfactory to Administrative Agent and which appraisals shall be delivered by Company to Administrative Agent and Lenders. Based on the Appraised Value of the Financed Aircraft as determined by such appraisals, Company shall make a prepayment to the extent required by subsection 2.4(B)(iii)(f), provided that, notwithstanding anything to the contrary in subsection 2.4(B)(iii)(f), any such prepayment shall be made on January 27, 2003; provided that the amount of such prepayment shall not exceed, when added to the prepayment required on such date under the AFL III Financing Agreement pursuant to Section 24 of the Third Amendment (as defined in the AFL III Financing Agreement), $10,000,000 in the aggregate, provided further, that the aggregate amount of such prepayments shall be allocated between this Agreement and the AFL III Financing Agreement on a pro rata basis based upon the aggregate amount that would otherwise be required to be prepaid under this Agreement in the absence of the immediately preceding proviso and the aggregate amount that would otherwise be required to be prepaid under the Third Amendment (as defined in the AFL III Financing Agreement) in the absence of the equivalent proviso contained in the AFL III Amendment.

5.11.    MAINTENANCE CONTRACTS.

                  Company shall maintain contracts with respect to the maintenance of each Financed Aircraft sufficient to insure compliance with the Federal Aviation Act, in form and substance reasonably satisfactory to Administrative Agent.

5.12.    EMPLOYEE BENEFIT PLANS.

                  Company will not establish or permit to be established any Employee Benefit Plans for Company or any of its employees and will not permit any ERISA Affiliate to establish any Employee Benefit Plan which, in either case, could result in a liability for Company, under ERISA, in excess of $10 million.

5.13.    REGISTRATION OF FOREIGN LEASED AIRCRAFT WITH FAA.

                  Upon termination of an Approved Lease to which a Foreign Leased Aircraft is subject, Company shall cause such Foreign Leased Aircraft to be deregistered in such country and registered under the Federal Aviation Act and file for recordation with the FAA following such deregistration a First Aircraft Chattel Mortgage and Second Aircraft Chattel Mortgage with respect to such Foreign Leased Aircraft and shall cause FAA counsel to deliver an opinion in form and substance satisfactory to Administrative Agent.

5.14.    CORPORATE SEPARATENESS.

                  Following the creation of a Holding Company, Company will take all such action as is necessary to keep its operations separate and apart from those of Holding Company or any of its Affiliates, including, without limitation, ensuring that all customary corporate formalities, including the maintenance of separate corporate records and documents and holding regular meetings are followed. Any financial statements distributed to any creditors of Company shall clearly establish the corporate separateness of Company from Holding Company and each Holding Company Subsidiary. Company shall not take any action or conduct its affairs in a manner that is likely to result in the corporate existence of Company on the one hand and of Holding Company or any Holding Company Subsidiary on the other hand being disregarded, or in the assets and liabilities of Holding Company or any Holding Company Subsidiary being substantively consolidated with those of Company in a bankruptcy, reorganization or other insolvency proceeding. Company shall maintain its principal executive office separate from Holding Company or any of its Affiliates.

5.15.    CRAF PROGRAM.

                  To the extent any of the Financed Aircraft or any component thereof are leased or under contract to the United States or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (the "CRAF PROGRAM") or a similar program, Company shall take such actions as Administrative Agent may reasonably request to ensure that Administrative Agent, for the benefit of the Lenders, (i) is a loss payee under any insurance policy or indemnity granted to Company or any of its affiliates by the United States or any agency or instrumentality thereof and/or (ii) has a perfected security interest in the proceeds of any payments made by the United States or any agency or instrumentality thereof pursuant to any such insurance policy or indemnity.

                                   SECTION 6.

                          COMPANY'S NEGATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1.     INDEBTEDNESS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
         6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 6.9;

                  (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 6.1 annexed hereto;

                  (v) Company may become and remain liable with respect to Permitted Extension Indebtedness; provided, that with respect to any transaction in which Permitted Extension Indebtedness is incurred with respect to any Financed Aircraft, the cash proceeds from such Permitted Extension Indebtedness are sufficient to repay in full the Notes associated with such Financed Aircraft;

                  (vi) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom and Company delivers an Officers' Certificate to Administrative Agent and Lenders, in form and substance reasonably satisfactory to Administrative Agent, confirming that, on a Pro Forma Basis after giving effect to such incurrence of Indebtedness, (i) the ratio of Consolidated Total Debt (less Cash and Cash Equivalents held by Company in excess of $25 million) as of the last day of the most recently ended fiscal quarter (the "Determination Date") plus seven times Consolidated Rental Payments to Consolidated Adjusted EBITDA plus Consolidated Rental Payments for the four fiscal quarter period ending on such Determination Date does not exceed the ratio set forth in subsection 6.6B for the fiscal quarter in which such Indebtedness is to be incurred, (ii) the ratio of Consolidated Adjusted EBITDA for such four fiscal quarter period to Consolidated Interest Expense for such four-fiscal quarter period is not less than the ratio set forth in subsection 6.6A for the fiscal quarter in which such Indebtedness is to be incurred and (iii) Company will be in compliance with all covenants set forth in subsection 6.6 hereof, Company and its Subsidiaries may incur Other Permitted Indebtedness;

                  (vii) Company may become and remain liable with respect to Indebtedness under the NationsBanc/Bank of America Agreement;

                  (viii) AFL III may become and remain liable with respect to all of the obligations under the AFL III Financing documents and Company may become and remain liable with respect to the AFL III Leases;

                  (ix) Company may become and remain liable with respect to the Senior Notes and the Pass Through Trust Agreements; and

                  (x) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed, without duplication, when added to the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries outstanding in accordance with subsection 6.4(vi), $50 million at any time outstanding;

provided that, notwithstanding the foregoing, Company may not become or remain liable, directly or indirectly, for any Indebtedness of any Holding Company Subsidiary.

6.2.     LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens in respect of Permitted Extension Indebtedness and Other Permitted Indebtedness; provided that such Liens encumber only assets subject to purchase money Liens securing such Indebtedness;

                  (iii) other Liens securing Indebtedness in an aggregate amount not to exceed $10 million at any time outstanding;

                  (iv) as part of an Employee Benefit Plan providing deferred compensation to Company's employees and approved by its board of directors, Company may create a trust, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, for the benefit of its employees and make payments thereto not to exceed $10 million in the aggregate; and

                  (v) a pledge of any guaranteed investment contract or similar instrument or document pursuant to which the Investment permitted under subsection 6.3(vii) is made, as well as a pledge of any accrued interest on such Investment.

                  B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

                  C. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except (i) as provided herein, as (ii) described on Schedule 6.2 annexed hereto, (iii) with respect to Special Purpose Subsidiaries and (iv) pursuant to the AFL III Financing Agreement, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

6.3.     INVESTMENTS; JOINT VENTURES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company may make and own Investments in Cash Equivalents; provided that, (x) the weighted average maturity of all Investments in Cash Equivalents shall not exceed twelve months, (y) no more than 10% of the Company's Investments in Cash Equivalents shall be in a single security or issuer (other than U.S. treasuries, U.S. government agency obligations and money market funds), and (z) no more than 50% of the Company's Investments in Cash Equivalents shall be in a single U.S. treasury or U.S. government agency security;

                  (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Fourth Restatement Date in any Subsidiaries of Company;

                  (iii) Company may make and own Investments in Special Purpose Subsidiaries; provided that Company delivers to Administrative Agent an Officer's Certificate in form and substance satisfactory to Administrative Agent demonstrating that such Special Purpose Subsidiary meets the requirements set forth in the definition thereof;

                  (iv) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, and so long as, on a Pro Forma Basis, the Company will be in compliance with the covenant set forth in subsection 6.6D, the Company may make Investments in Joint Ventures in an aggregate amount not to exceed (A) $21,100,000 at any time outstanding less (B) the aggregate amount contributed to capital of Special Purpose Subsidiaries during the period commencing January 1, 2000 and ending on the last day of the Fiscal

         Year immediately preceding the date of determination (taken as a single accounting period); provided that Company shall not incur liabilities related to any such Joint Venture in excess of Company's Investment therein; provided, further that no more than $4,100,000 may be invested in Joint Ventures other than the TNT Entity;

                  (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 6.3 annexed hereto and Investments made in compliance with subsection 6.3(iv);

                  (vi) Company, AFL and AFL II may make the contributions to AFL III of the AFL III Equipment and cash contemplated pursuant to the AFL III Restructuring;

                  (vii) Company may make cash Investments for purposes of providing credit support for the equity portion of rent due under each New Aircraft Lease in an amount less than or equal to the amount previously paid to Boeing as a pre-delivery deposit with respect to the related New Leased Aircraft (to the extent such deposit has been returned to Company); provided that such cash Investments shall in no event exceed $24 million per New Leased Aircraft;

                  (viii) Company may make cash Investments in an aggregate amount not to exceed $7 million for the purpose of paying the excess of interest due under the New Aircraft Lease Documents over the amount of interest earned from investing the proceeds from the issuance of equipment trust certificates under the New Aircraft Lease Documents;

                  (ix) Company may contribute the Additional Aircraft to AFL II as a capital contribution and AFL II may contribute the Additional Aircraft to AFL III as a capital contribution; and

                  (x) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, and so long as, on a Pro Forma Basis, the Company will be in compliance with the covenant set forth in subsection 6.6D, Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed $15 million at any time outstanding.

                  Notwithstanding the foregoing, (1) except in connection with the AFL III Restructuring or pursuant to subsection 6.3(ix) hereof, neither Company nor any of its Subsidiaries may make any direct or indirect loan, advance or capital contribution to AFL III and (2) neither Company nor its Subsidiaries may make any direct or indirect loan or advance to a Holding Company.

6.4.     CONTINGENT OBLIGATIONS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) any Subsidiary may become and remain liable with respect to Contingent Obligations arising under their guaranties of the Obligations;

                  (ii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements and Currency Agreements with a Lender;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets or securities;

                  (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
         Schedule 6.4 annexed hereto;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations to the extent such Contingent Obligations are permitted pursuant to subsections 6.9 and 6.10; and

                  (vi) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations when added, without duplication, to the aggregate principal amount of Indebtedness outstanding in accordance with subsection 6.1(x) shall at no time exceed $30 million.

6.5.     RESTRICTED JUNIOR PAYMENTS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Company may make scheduled payments of principal and interest or mandatory prepayments of principal (including through the exercise of remedies) from time to time on Designated Indebtedness; and provided, further, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom and so long as, on a Pro Forma Basis, Company will be in compliance with the covenant set forth in subsection 6.6D:

                  (i) Company may prepay Designated Indebtedness from the proceeds of Permitted Extension Indebtedness or Other Permitted Indebtedness;

                  (ii) Company may make a one-time Restricted Junior Payment to Holdings in an amount not to exceed $37 million (the "Polar Air Payment") of which $30 million is to be used by Holdings to fund its acquisition of Polar Air (the "Polar Air Transaction") and $7 million is to be used by Holdings to make mandatory principal and interest payments required under the GE Capital Loans; provided that, prior to making the Polar Air Payment, Company shall have provided to Administrative Agent, an executed copy of the credit agreement pursuant to which the GE Capital Loans will be made, which credit agreement shall be in form and substance satisfactory to Administrative Agent; provided further that, if the Company elects to make the Polar Air Payment, such Polar Air Payment must be made on or prior to November 7, 2001; provided further, that if the Polar Air Payment is funded and, for any reason, the closing of the Polar Air Transaction does not occur on or before November 7, 2001, the Company shall cause Holdings to refund the Polar Air Payment to the Company immediately;

                  (iii) At any time other than during the Interim Period, Company may repurchase Company Common Stock in an amount not to exceed in any Fiscal Year $5 million for purposes of establishing or contributing to an employee compensation plan; provided that any such repurchased Company Common Stock resold to employees of Company shall, to the extent of the price paid for such Company Common Stock by such employee, be excluded from the calculation of the $5 million limit set forth above;

                  (iv) Company may apply Equity Proceeds to prepay Designated Indebtedness;

                  (v) Company and AFL III shall be permitted to consummate the AFL III Restructuring; and

                  (vi) At any time other than during the Interim Period, Company may repurchase or redeem all or any portion of the Senior Notes for aggregate cash consideration not to exceed, when aggregated with any "change of control" put payments arising as a result of the Holding Company Reorganization, $75,000,000; provided that, (A) after giving effect to the proposed repurchase or redemption, Company shall have not less than $150,000,000 in Cash or Cash Equivalents on its balance sheet and (B) the Leverage Ratio (calculated on a pro forma basis as if the proposed repurchase or redemption had been consummated on the last day of the most recent four fiscal quarter period) shall not exceed the lower of 4.25:1.00 or the ratio required to be met in accordance with subsection 6.6B for the immediately succeeding fiscal quarter end.

6.6.     FINANCIAL COVENANTS.

                  A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for the four fiscal quarter period ending as of the last day of any fiscal quarter of Company set forth below to be less than the correlative ratio indicated:

                                                            MINIMUM
                                                           INTEREST
FISCAL QUARTER ENDING                                   COVERAGE RATIO
---------------------------------------------------------------------------
March 31, 2000                                             2.10:1.00
---------------------------------------------------------------------------
June 30, 2000                                              2.10:1.00
---------------------------------------------------------------------------
September 30, 2000                                         2.20:1.00
---------------------------------------------------------------------------
December 31, 2000                                          2.20:1.00
---------------------------------------------------------------------------
March 31, 2001                                             2.40:1.00
---------------------------------------------------------------------------
June 30, 2001                                              2.40:1.00
---------------------------------------------------------------------------
September 30, 2001                                         2.50:1.00
---------------------------------------------------------------------------
December 31, 2001                                          1.90:1.00
---------------------------------------------------------------------------
March 31, 2002                                             1.70:1.00
---------------------------------------------------------------------------
June 30, 2002                                              1.75:1.00
---------------------------------------------------------------------------
September 30, 2002                                         1.65:1.00
---------------------------------------------------------------------------
December 31, 2002                                          1.65:1.00
---------------------------------------------------------------------------

                                                            MINIMUM
                                                           INTEREST
FISCAL QUARTER ENDING                                   COVERAGE RATIO
---------------------------------------------------------------------------
March 31, 2003                                             2.50:1.00
---------------------------------------------------------------------------
June 30, 2003                                              2.75:1.00
---------------------------------------------------------------------------
September 30, 2003                                         2.75:1.00
---------------------------------------------------------------------------
December 31, 2003                                          2.75:1.00
---------------------------------------------------------------------------
March 31, 2004                                             2.75:1.00
---------------------------------------------------------------------------
June 30, 2004                                              2.75:1.00
---------------------------------------------------------------------------
September 30, 2004                                         2.75:1.00
---------------------------------------------------------------------------
December 31, 2004                                          2.75:1.00
---------------------------------------------------------------------------
March 31, 2005                                             2.75:1.00
---------------------------------------------------------------------------

                  B. MAXIMUM LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Total Debt as of each date set forth below (less Cash and Cash Equivalents held by Company in excess of $25 million as of such date) plus seven times Consolidated Rental Payments (for the four fiscal quarter period ending with the most recently ended fiscal quarter) to (ii) Consolidated Adjusted EBITDA plus Consolidated Rental Payments for the four fiscal quarter period ending as of the last day of any fiscal quarter of Company set forth below to exceed the correlative ratio indicated:

                                                         MAXIMUM
                                                        LEVERAGE
FISCAL QUARTER ENDING                                     RATIO
------------------------------------------------------------------------
March 31, 2000                                         4.75:1.00
------------------------------------------------------------------------
June 30, 2000                                          4.75:1.00
------------------------------------------------------------------------
September 30, 2000                                     4.75:1.00
------------------------------------------------------------------------
December 31, 2000                                      4.75:1.00
------------------------------------------------------------------------
March 31, 2001                                         4.75:1.00
------------------------------------------------------------------------
June 30, 2001                                          4.50:1.00
------------------------------------------------------------------------
September 30, 2001                                     4.50:1.00
------------------------------------------------------------------------
December 31, 2001                                      6.25:1.00
------------------------------------------------------------------------
March 31, 2002                                         6.70:1.00
------------------------------------------------------------------------
June 30, 2002                                          6.40:1.00
------------------------------------------------------------------------
September 30, 2002                                     6.75:1.00
------------------------------------------------------------------------
December 31, 2002                                      6.75:1.00
------------------------------------------------------------------------
March 31, 2003                                         4.25:1.00
------------------------------------------------------------------------
June 30, 2003                                          4.25:1.00
------------------------------------------------------------------------
September 30, 2003                                     4.25:1.00
------------------------------------------------------------------------
December 31, 2003                                      4.00:1.00
------------------------------------------------------------------------
March 31, 2004                                         4.00:1.00
------------------------------------------------------------------------
June 30, 2004                                          4.00:1.00
------------------------------------------------------------------------
September 30, 2004                                     4.00:1.00
------------------------------------------------------------------------
December 31, 2004                                      3.75:1.00
------------------------------------------------------------------------

                                                         MAXIMUM
                                                        LEVERAGE
FISCAL QUARTER ENDING                                     RATIO
------------------------------------------------------------------------
March 31, 2005                                         3.75:1.00
------------------------------------------------------------------------

                  C. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit Consolidated Net Worth at any time during any of the periods set forth below to be less than the correlative amount indicated:

                                                MINIMUM CONSOLIDATED
PERIOD                                               NET WORTH
------------------------------------------------------------------------------
Fiscal quarter ending June 30, 2002                 $400 million
------------------------------------------------------------------------------
Fiscal quarter ending September 30,                 $380 million
2002
------------------------------------------------------------------------------
Month ending October 31, 2002                       $385 million
------------------------------------------------------------------------------
Month ending November 30, 2002                      $385 million
------------------------------------------------------------------------------
Fiscal quarter ending December 31,                  $400 million
2002
------------------------------------------------------------------------------
Fiscal quarter ending March 31, 2003                $450 million
------------------------------------------------------------------------------
Fiscal quarter ending June 30, 2003                 $450 million
------------------------------------------------------------------------------
Fiscal quarter ending September 30,                 $450 million
2003
------------------------------------------------------------------------------
Fiscal quarter ending December 31,                  $450 million
2003
------------------------------------------------------------------------------
Fiscal quarter ending March 31, 2004                $450 million
------------------------------------------------------------------------------
Fiscal quarter ending June 30, 2004                 $450 million
------------------------------------------------------------------------------
Fiscal quarter ending September 30,                 $450 million
2004
------------------------------------------------------------------------------
Fiscal quarter ending December 31,                  $450 million
2004
------------------------------------------------------------------------------
Fiscal quarter ending March 31, 2005                $450 million
------------------------------------------------------------------------------

                  D. MINIMUM LIQUIDITY. The Company shall not permit its reserve of Unrestricted Cash and Cash Equivalents to be less than $200,000,000 at any time except (a) during the period from and including July 1, 2002 to and including November 29, 2002, when the Company shall not permit its reserve of Unrestricted Cash and Cash Equivalents to be less than $140,000,000 and (b) during the period from and including November 30, 2002 to and including December 30, 2002, when the Company shall not permit its reserve of Unrestricted Cash and Cash Equivalents to be less than $160,000,000.

6.7. RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES.

                  Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any wholly owned Subsidiary of Company that has entered into a valid and effective guaranty and security agreement to the extent required by subsection 5.9, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any such wholly owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly owned Subsidiary shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (iii) subject to subsection 6.13, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $100 million in any Fiscal Year or $500 million in the aggregate; provided that (w) with respect to the sale of any Financed Aircraft, the cash proceeds of the sale of such Financed Aircraft are sufficient to repay in full the Notes associated with such Financed Aircraft; (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the consideration received shall be at least 75% cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                  (iv) Company may lease or transfer any Financed Aircraft to the extent expressly permitted by Section 4(d) of the First Aircraft Chattel Mortgage with respect to such Financed Aircraft or as contemplated by subsection 9.21;

                  (v) at any time other than during the Interim Period, Company may make acquisitions of the capital stock of another Person or all or substantially all of the assets of a division or line of business of another Person provided that, (a) the acquisition primarily involves the acquisition of assets to be used in the business of Company, (b) if such acquisition is structured as a merger or as a stock or other equity acquisition, then either (i) the Person so acquired becomes a wholly owned Subsidiary of the Company or (ii) such Person is merged with and into the Company or a wholly owned Subsidiary of the Company (with the Company or such wholly owned Subsidiary being the surviving corporation of such merger), (c) if such acquisition is structured as an asset acquisition, then such assets are acquired either by the Company directly or by a wholly owned Subsidiary of Company, (d) to the extent required by subsection 5.9, such wholly owned Subsidiary of Company shall execute a guaranty of the Obligations and Company or such wholly owned Subsidiary of Company shall grant a security interest in the assets acquired to Administrative Agent for the benefit of Lenders which may be subordinate to debt incurred in such acquisition, (e) immediately before and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing, (f) immediately after giving effect to the acquisition, Company shall be in compliance on a Pro Forma Basis with financial covenants in subsection 6.6 and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance,
         (g) Administrative Agent shall have reviewed and be reasonably satisfied with the nature and amount of all contingent liabilities or other liabilities not on the balance sheet of Company assumed in connection with such acquisition and (h) the aggregate amount of cash payments made in connection with all such acquisitions, other than with the proceeds from sales or issuances of equity by Company, does not exceed $100,000,000;

                  (vi) Company and its Subsidiaries may make Consolidated Capital Expenditures in connection with the purchase of up to twelve Eligible Aircraft during each Fiscal Year, such number of Eligible Aircraft permitted during any Fiscal Year to be increased by any number of Eligible Aircraft permitted to be purchased, but not purchased, during the previous Fiscal Year (but in no event shall any such number of Eligible Aircraft once carried forward to the next Fiscal Year be carried forward to any Fiscal Year thereafter) together with Consolidated Capital Expenditures with respect to the acquisition, in the normal course of business, of spare parts and spare engines associated with such Eligible Aircraft;

                  (vii) Company and its Subsidiaries may make Consolidated Capital Expenditures with respect to maintenance of aircraft in the normal course of business;

                  (viii) Company and its Subsidiaries may make other Consolidated Capital Expenditures not in excess of $10 million during any Fiscal Year; provided that, any amount of such other Consolidated Capital Expenditures permitted, but not made, in any Fiscal Year may be carried forward to and made during the immediately succeeding Fiscal Year (but no amount once carried forward to the next Fiscal Year may be carried forward to any Fiscal Year thereafter);

                  (ix) Company and AFL III shall be permitted to consummate the AFL III Restructuring, and Company may contribute the Additional Aircraft to AFL II as a capital contribution and AFL II may contribute the Additional Aircraft to AFL III as a capital contribution;

                  (x) Company shall be permitted to dispose of or acquire assets pursuant to the consolidation and relocation of its offices and operations from Colorado to New York; provided that the aggregate consideration paid with respect to the acquisition of assets shall be in an amount not to exceed $20 million;

                  (xi) the Holding Company Reorganization shall be permitted so long as in connection therewith Company complies with, and causes Holding Company to comply with, subsection 5.9 hereof;

                  (xii) the Company may lease aircraft pursuant to ACMI Contracts; and

                  (xiii) the Company may lease aircraft other than pursuant to ACMI Contracts (each such lease, a "DRY LEASE"); provided that (1) no more than thirteen (13) aircraft may be on Dry Lease at any one time including, without limitation, the five aircraft permitted to be leased by that certain Consent and Limited Waiver to Credit Agreement, dated as of April 16, 2002, among Company, the Lenders, and the Administrative Agent and (2) in the case of a Financed Aircraft (a) such Dry Lease (i) shall be expressly subject and subordinate to the lien and security interest of the Lenders under the Collateral Documents, (ii) shall not have a term (including, without limitation, any option to renew or extend) in excess of sixty (60) months, (iii) shall require rental payments to be made at least quarterly and (iv) shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent (including, without limitation, with regard to the identity of the lessee), (b) Company shall grant a first priority security interest in such Dry Lease to the Administrative Agent, for the benefit of the Lenders, and their respective successors and assigns, shall take all necessary action to ensure that such security interest is fully perfected pursuant to documentation reasonably satisfactory to the Administrative Agent, and shall deliver an opinion addressed to the Administrative Agent to the effect that Company holds a fully perfected first priority security interest in such Dry Lease, and as to such other matters as the Administrative Agent may reasonably request, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent, from counsel reasonably satisfactory to the Administrative Agent, (c) either (1) (x) the lessee under such Dry Lease, at the time such Dry Lease is entered into, shall hold an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo, (y) Company and the lessee under such Dry Lease have expressed in writing (either in such Dry Lease or in a substantially contemporaneous writing) that such Dry Lease is intended to be treated as a lease for U.S. federal income tax purposes, and (z) Company has obtained an opinion, addressed to Company, the Administrative Agent, and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, stating that Company is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the relevant Airframe and the relevant Engines or engines installed thereon or (2) Company shall obtain the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole discretion, and which consent (x) may be conditioned on receipt of opinions in form and substance satisfactory to the Administrative Agent in its sole discretion from counsel of the same domicile as the lessee under such Dry Lease, which counsel must be satisfactory to Administrative Agent in its sole discretion and (y) may be conditioned on such other conditions as the Administrative Agent may, in its sole discretion, determine, (d) Company shall not enter into any waiver, amendment or other modification with respect to the related Dry Lease that could reasonably be expected to be materially adverse in any respect to the Company or Lenders without the prior written consent of the Administrative Agent, which consent shall be granted or denied by Administrative Agent in its sole discretion within ten (10) Business Days of receipt by Administrative Agent of the proposed amendment and any related documents reasonably requested by Administrative Agent and
         (e) Company shall provide Administrative Agent with a copy of any amendment, consent, waiver, supplement, or other modification with respect to any such Dry Lease within fifteen Business Days after the execution thereof.

6.8.     AMENDMENTS OF MATERIAL AGREEMENTS.

                  Company shall not permit (i) the certificate or articles of incorporation or bylaws of any Loan Party to be amended or otherwise modified in any manner which could reasonably be expected to have a Material Adverse Effect or (ii) any Material Agreement to be amended or otherwise modified in any manner with respect to any provision providing material representations and warranties to Company, indemnification rights to Company, or limiting Company's remedies or rights upon the other party to such agreements failure to perform or which could otherwise reasonably be expected to have Material Adverse Effect on the value of any Financed Aircraft.

6.9.     RESTRICTION ON LEASES.

                  Company shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly owned Subsidiaries); provided however that Company may become so obligated to the extent that, and only to the extent that, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year do not exceed $35 million plus the amount of Consolidated Rental Payments made during such Fiscal Year in respect of up to six 747-400F aircraft subject to Operating Leases as of the Fourth Restatement Date plus the amount of Consolidated Rental Payments in respect of up to two 747-400F aircraft per year, subject to the agreement dated June 9, 1997 between Company and The Boeing Company regarding the purchase of twelve new 747-400F aircraft and the option to purchase eight additional new 747-400F aircraft, plus an amount not to exceed $15 million during any Fiscal Year, equal to Consolidated Rental Payments incurred in connection with sale and leaseback transactions described in subsection 6.10, plus Consolidated Rental Payments assumed pursuant to acquisitions permitted under subsection 6.7(v); provided further that, notwithstanding the foregoing, Company shall not enter into any New Aircraft Lease unless (A) Company has delivered to Administrative Agent an originally executed officer's certificate, in form and substance satisfactory to the Administrative Agent, stating that the terms of the New Aircraft Lease Documents relating to such New Leased Aircraft are not less favorable to Company in any material respect than the terms described in the Boeing Term Sheet and
(B) the term of such New Aircraft Lease does not expire prior to the first anniversary of the Final Scheduled Maturity Date; provided further that Company shall not agree to any amendment to such New Aircraft Lease that would cause the officer's certificate described above to be incorrect after giving effect to such amendment. Notwithstanding the foregoing, the AFL III Leases shall be permitted hereunder and shall not be taken into account for purposes of determining compliance with the foregoing provisions of this subsection 6.9.

6.10.    SALES AND LEASE-BACKS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 6.9. Notwithstanding the foregoing provisions of this subsection 6.10, this subsection 6.10 shall not restrict or prohibit in any manner consummation of the AFL III Restructuring, the contribution of the Additional Aircraft to AFL II by Company as a capital contribution, the contribution of the Additional Aircraft to AFL III by AFL II as a capital contribution or the leasing of the Additional Aircraft to Company from AFL III.

6.11.    SALE OR DISCOUNT OF RECEIVABLES.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

6.12.    TRANSACTIONS WITH SHAREHOLDERS, AFFILIATES AND GSS.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate Holding Company; provided that the foregoing restrictions shall not apply to (i) reasonable and customary fees paid to and indemnification of members of the Boards of Directors of Company and its Subsidiaries, (ii) reasonable and customary salaries, bonuses and other compensation paid to and indemnification of employees of Company or any of its Subsidiaries in accordance with past practice or approved by the compensation committee of Company, (iii) transactions contemplated in connection with the AFL III Restructuring, the contribution of the Additional Aircraft to AFL II by Company as a capital contribution, the contribution of the Additional Aircraft to AFL III by AFL II as a capital contribution or the leasing of the Additional Aircraft to Company from AFL III or (iv) the Holding Company Reorganization.

                  In furtherance and not in limitation of the foregoing, Company shall not, directly or indirectly, enter into any leases of aircraft to or from GSS, the TNT Entity, or any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder or of GSS or the TNT Entity (any such lease, a "SPECIFIED LEASE") unless such lease is in form and substance reasonably satisfactory to Administrative Agent. In addition, Company shall not enter into any amendment, consent, waiver, supplement, or other modification with respect to a Specified Lease that could reasonably be expected to be materially adverse in any respect to Company, Administrative Agent, or the Lenders without the prior written consent of Administrative Agent (which consent shall be given or withheld by Administrative Agent in its sole discretion within ten Business Days after such proposed amendment, consent, waiver, supplement, or other modification has been received by Administrative Agent together with any related documents reasonably requested by Administrative Agent). In any event, Company shall provide Administrative Agent with a copy of any amendment, consent, waiver, supplement, or other modification with respect to any Specified Lease within fifteen Business Days after the execution thereof.

                  In the event that Company enters into any Specified Lease, Company shall deliver an originally executed officer's certificate, in form and substance satisfactory to Administrative Agent, stating that such Specified Lease is on terms no less favorable to Company than those that could have been obtained in an arm's-length transaction with unrelated third parties. Promptly upon receipt by Company of any fairness opinion required under the Senior Note Documents, Company shall deliver a copy of such opinion to Administrative Agent.

6.13.    DISPOSAL OF SUBSIDIARY STOCK.

                  Company shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law or to a wholly owned Subsidiary of Company; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another wholly owned Subsidiary of Company, or to qualify directors if required by applicable law.

Notwithstanding the foregoing, AFL III shall be permitted to issue preferred stock in an amount not to exceed $100,000 to a third party.

6.14.    CONDUCT OF BUSINESS.

                  From and after the Fourth Restatement Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Fourth Restatement Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.15.    CHANGE OF CHIEF EXECUTIVE OFFICE.

                  Company shall not, and shall not permit any of its Subsidiaries to, change its chief executive office without giving 30 days' prior written notice to the Administrative Agent.

                                   SECTION 7.

                                EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1.     FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

7.2.     DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Company or any of its Subsidiaries to pay when due following applicable grace periods (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an individual principal amount of $5 million or more or any items of Indebtedness with an aggregate principal amount of $10 million or more or (b) any Contingent Obligation in an individual principal amount of $5 million or more or any Contingent Obligations with an aggregate principal amount of $10 million or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5 million or more or any items of Indebtedness with an aggregate principal amount of $10 million or more or any Contingent Obligation in an individual principal amount of $5 million or more or any Contingent Obligations with an aggregate principal amount of $10 million or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3.     BREACH OF CERTAIN COVENANTS.

                  Failure of Company to perform or comply in any material respect with any term or condition contained in subsection 2.5, 5.2, 5.9C or
5.14 or subsection 6.1, 6.2 (as it relates to prohibitions on Liens on Financed Aircraft), 6.5, 6.7 (as it relates to the sale of any Financed Aircraft or all or substantially all of the assets of Company or to the merger of Company into any other Person), 6.8, 6.10 and 6.13 of this Agreement or in clauses (i) and
(ii) of Section 4(c), Section 4(d) or Section 4(g) of any First Aircraft Chattel Mortgage; or

7.4.     BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by Holdings or Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Holdings or Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5.     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  (i) Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 7, and such default shall not have been remedied or waived (x) within 15 days after the earlier of (a) an officer of Company becoming aware of such default or (b) receipt by Company of notice from Administrative Agent or any Lender of such default or (y) with respect to a default under subsection 6.6, the earlier of (a) an officer of Company becoming aware of the default after the applicable measurement date and (b) the delivery of financial statements pursuant to subsection 5.1 or (ii) a guaranty, if any, of the Obligations for any reason ceases to be in full force and effect; or

7.6.     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7.     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) Company or any of its material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8.     JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5 million or (ii) in the aggregate at any time an amount in excess of $10 million (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9.     DISSOLUTION.

                  Any order, judgment or decree shall be entered against Company or any of its material Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10.    CHANGE IN CONTROL.

                  (i) (a) Permitted Holders shall cease to beneficially own and control shares of capital stock of Company representing at least 30% of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, or (b) any Person or any two or more Persons acting in concert (in any such case, excluding Permitted Holders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency or
(c) the Board of Directors of Company shall not consist of a majority Continuing Directors or (ii) a "Change of Control" shall occur under any of the Pass Through Trust Documents, any of the Senior Note Documents or any other Material Agreement (as in effect on the date of such occurrence); provided that, following consummation of the Holding Company Reorganization (x) the references in clause (i) above to Company shall be deemed to be reference to the Holding Company, (y) it shall also be an Event of Default if at any time Holding Company ceases to own directly 100% of (i) the outstanding capital stock of the Company and (ii) any outstanding Securities (other than capital stock) of the Company entitled to vote in the election of directors of the Company and (z) it shall also be an Event of Default if at any time Holding Company grants a Lien with respect to the capital stock of the Company; provided further, that an Event of Default under clause (ii) above arising as a result of the Holding Company Reorganization shall not constitute an "Event of Default"; provided further, that in the event that Permitted Holders cease to own 30% of the combined voting power of all Securities of Company (or the Holding Company, as the case may be) because of the issuance of Securities of Company (or the Holding Company, as the case may be) (as opposed to the

Permitted Holders selling Securities) then the failure to maintain the 30% ownership level shall not constitute an Event of Default unless the Permitted Holders shall cease to own shares of capital stock constituting 25% of the combined voting power of all Securities of Company (or the Holding Company, as the case may be); or

7.11.    FAILURE OF SECURITY.

                  Upon execution and delivery thereof, any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by any Loan Party, or Administrative Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents; or

7.12.    CERTIFICATED AS AIR CARRIER.

                  Company for any reason ceases to be a United States Citizen or to hold an air carrier operating certificate under the Federal Aviation Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; or

7.13.    MATERIAL AGREEMENTS.

                  Any Material Agreement, other than any Approved Lease, shall at any time be terminated other than by its terms or cease to be in full force and effect other than by its terms, or any party to the Modification Agreement or any Purchase Agreement shall default in the observance or performance of any material covenants or agreements contained in any such agreement; or

7.14.    "CHANGE OF CONTROL" PUT PAYMENTS.

                  Company becomes obligated to make any "change of control" put payments in connection with the Holding Company Reorganization that, when aggregated with all payments made under subsection 6.5(vi), exceed $75,000,000 or, after giving effect to such "change of control" put payments, (A) Company shall have less than $150,000,000 in Cash or Cash Equivalents on its balance sheet or (B) its Leverage Ratio (calculated on a pro forma basis as if the proposed payment had been consummated on the last day of the most recent four fiscal quarter period) shall exceed the lower of 4.25:1.00 or the ratio to be met in accordance with subsection 6.6B for the immediately succeeding fiscal quarter end:

                  THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan shall thereupon terminate and
(ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   SECTION 8.

                                      AGENT

8.1.     APPOINTMENT.

                  Bankers Trust is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

8.2.     POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative

Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. Neither of Administrative Agent nor any of its officers, directors, partners, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

                  D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participations in the Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3. REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4.     RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent (and its respective affiliates and partners), to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct.

8.5.     COLLATERAL DOCUMENTS.

                  Without limiting the generality of subsection 8.1, each Lender hereby further authorizes Administrative Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of such Lender and agrees to be bound by the terms of each of the Collateral Documents; provided that, except as otherwise provided below, Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document without prior written consent of Requisite Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof. Each Lender hereby authorizes Administrative Agent (i) to release or subordinate Collateral as permitted or required under this Agreement or the Collateral Documents, and agrees that a certificate executed by Administrative Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party, (ii) to enter into any amendments of the Collateral Documents to cure any ambiguity, defect or inconsistency or to amend provisions relating to ministerial or administrative matters which do not materially adversely affect the rights of the Lenders thereunder and (iii) in the event that a Financed Aircraft is subject to a Dry Lease permitted by Section 6.7(xiii), to enter into amendments, supplements or other modifications of the Collateral Documents relating to such Financed Aircraft for the purpose of permitting the Dry Lease and requiring Company to grant a security interest in favor of the Lenders in such Dry Lease and other reasonably related changes.

8.6.     SUCCESSOR ADMINISTRATIVE AGENT.

                  Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon consultation with Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   SECTION 9.

                                  MISCELLANEOUS

9.1.     ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

                  A. GENERAL. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until (a) an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii) or (b) the sale, assignment or transfer is made in accordance with subsection 9.21. Except as otherwise provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, or the other Obligations owed to such Lender.

                  B.       ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Administrative Agent and Company (which consent shall not be unreasonably withheld). Any assignment of Loans hereunder shall effect a pro rata assignment of the Notes with respect to each Financed Aircraft. To the extent of any such assignment in accordance with either clause
(a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,000 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a); provided, however that such processing fee shall not be required where the assignee is an existing Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee substantially in the form of
Exhibit IIIA annexed hereto or Exhibit IIIB, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit VII hereto and if Administrative Agent has consented to the assignment evidenced thereby to the extent such consent is required pursuant to subsection

9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

                  C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or (iii) a release of Collateral, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsection 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

                  D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

9.2.     EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company; (iv) all the costs and expenses of creating and perfecting the Liens in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and fees and expenses of legal counsel to Administrative Agent (including local counsel); (v) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; provided that such costs and expenses of syndication shall not exceed $10,000; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3.     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, partners, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITIES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

9.4.     SET-OFF.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.5.     RATABLE SHARING.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6.     AMENDMENTS AND WAIVERS.

                  A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes any Lender's Pro Rata Share; changes in any manner the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the Final Scheduled Maturity Date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral; or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders to whom are owed Obligations being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Events of Default, Potential Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, and (iv) no amendment, modification, termination or waiver of any provision of Section 7 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company. Notwithstanding anything in this subsection 9.6A to the contrary, the Notes and Aircraft Chattel Mortgages may be amended in the manner and for the purposes set forth in subsection 9.21 without the consents required by this subsection 9.6A.

                  B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the proviso in the first sentence of this subsection 9.6, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Company shall pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another financial institution satisfactory to Company and Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

9.7.     INDEPENDENCE OF COVENANTS.

                  All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8.     NOTICES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

9.9.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans, and the termination of this Agreement.

9.10.    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11.    MARSHALLING; PAYMENTS SET ASIDE.

                  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the

Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

9.12.    SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13.    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.14.    HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15.    APPLICABLE LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16.    SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of

Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

9.17.    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION (SUBJECT TO ANY RIGHT TO APPEAL TO A COURT IN THE STATE OF NEW YORK). Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 9.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

9.18.    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING

TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19.    CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures to any Person who evaluates, approves, structures or administers the Loans on behalf of a Lender and who is subject to this confidentiality provision, or, reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental or regulatory agency (including, without limitation, the National Association of Insurance Commissioners) or representative thereof or pursuant to legal process or in accordance with any applicable law or regulation; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental or regulatory agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental or regulatory agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

9.20.    COUNTERPARTS; EFFECTIVENESS; EFFECT IF AGREEMENT DOES NOT BECOME
         EFFECTIVE.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and the satisfaction (or waiver) of each of the conditions set forth in subsection 3.1. Until this Agreement becomes effective, the Existing Agreement remains in full force and effect and, in the event this Agreement does not become effective on or before April 18, 2000, the execution and delivery of this Agreement shall be disregarded and this Agreement shall be deemed null and void for all purposes.

9.21.    COOPERATION IN REFINANCING, SYNDICATION AND ASSIGNMENT.

                  Company, Administrative Agent and Lenders agree that, in connection with the refinancing, syndication or assignment of the Notes, to the extent deemed reasonably necessary by Company or Administrative Agent, some or all of the Financed Aircraft may be transferred to a Special Purpose Subsidiary which will lease such aircraft to Company under arrangements reasonably acceptable to Company and Administrative Agent all in a manner designed to retain the economic obligations and benefits of the Company, Administrative Agent and Lenders hereunder and under the other

                                      -105

Loan Documents. Company, Administrative Agent and Lenders further agree that, in connection with an assignment of Loans and Notes to a Person who will not become a Lender hereunder, Administrative Agent and Lenders shall agree to any amendments to the Loans and Notes to be assigned and the related Aircraft Chattel Mortgages and/or releases of the related First Aircraft Chattel Mortgage and Second Aircraft Chattel Mortgage, in each case, as requested by Company; provided that the terms of such amended Notes and Aircraft Chattel Mortgages do not violate any term of this Agreement and provided, further, that such amendments shall be effective only upon and simultaneous with (i) the assignment of such Notes and Aircraft Chattel Mortgages to such Person, (ii) indefeasible payment in full to Lenders of an amount equal to all amounts owing under such Notes and (iii) releases from any liability relating to such Notes and Aircraft Chattel Mortgages of Administrative Agent and Lenders in form and substance satisfactory to Administrative Agent. Assignments made in accordance with the foregoing sentence will result in such assigned Loans and Notes being deemed not "outstanding" hereunder and such assigned Loans and Notes will not reduce the Revolving Loan Commitments of the Lenders otherwise available hereunder.

9.22.    REPLACEMENT ENGINES.

                  A. ENGINES. So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company may, upon not less than five (5) Business Days prior written notice to Administrative Agent, replace any Engine which is the subject of an Aircraft Chattel Mortgage with another engine (the "REPLACEMENT ENGINE") meeting the requirements of the applicable Aircraft Chattel Mortgage. In addition to the preceding sentence, any Replacement Engine shall be an engine that is the same or improved make and model as the Engine to be replaced, and that is suitable for installation and use on any Airframe, and that has a value, utility and remaining useful life (including with respect to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby.

                  The Lenders agree to release the Lien created by the applicable Aircraft Chattel Mortgage for any Engine to be replaced by a Replacement Engine promptly upon (i) presentation by Company of documentation necessary to create a legal, valid and enforceable first priority security interest in and to the Replacement Engine, (ii) delivery to Administrative Agent of an opinion of Cahill Gordon & Reindel, or such other counsel as may be acceptable to Administrative Agent, confirming that Administrative Agent will continue to be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Replacement Engine free of all Liens (other than Permitted Encumbrances) and (iii) receipt of all other deliveries required by Section 4(f)(iii) of the applicable Aircraft Chattel Mortgage.

                  B. FURTHER ASSURANCES. Company shall, in addition to the actions required by the preceding subsection 9.21 A, take all necessary actions to provide that Administrative Agent will continue to be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to each Replacement Engine, free of all Liens (other than Permitted Encumbrances).

                  [Remainder of page intentionally left blank]

                                      -106-